               SERIES F SENIOR VOTING CONVERTIBLE PREFERRED STOCK

                   PURCHASE AND REGISTRATION RIGHTS AGREEMENT

                               TABLE OF CONTENTS

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
1.  Definitions..................................................................................................      1

2.  Purchase and Sale of Shares..................................................................................      5
                 (a)  Authorization of Shares....................................................................      5
                 (b)  Sale and Purchase..........................................................................      5

3.  Closing, Delivery and Payment................................................................................      5
                 (a)  Closing....................................................................................      5
                 (b)  Delivery...................................................................................      6

4.  Representations and Warranties of the Company................................................................      6
                 (a)  Organization, Good Standing and Qualification..............................................      6
                 (b)  Capitalization; Series F Preferred.........................................................      6
                 (c)  Authorization; Binding Obligations.........................................................      7
                 (d)  No Conflicts...............................................................................      7
                 (e)  SEC Reports................................................................................      7
                 (f)  Litigation.................................................................................      8
                 (g)  Offering Valid.............................................................................      8
                 (h)  Financial Statements.......................................................................      8
                 (i)  Absence of Liabilities.....................................................................      8
                 (j)  Taxes......................................................................................      8
                 (k)  Title to Property and Assets...............................................................      9
                 (l)  Employee Benefit Plans and Related Matters: ERISA..........................................     10
                 (m)  Accounts Receivable........................................................................     11
                 (n)  Material Contracts.........................................................................     11
                 (o)  Consents...................................................................................     11
                 (p)  Absence of Certain Changes.................................................................     11
                 (q)  Compliance with Law........................................................................     12
                 (r)  Intellectual Property......................................................................     12
                 (s)  Delaware General Corporation Law Section 203...............................................     12
                 (t)  Actions Regarding the Shareholder Rights Plan..............................................     12
                 (u)  No Further Claims..........................................................................     12
                 (v)  Information in Proxy Statement.............................................................     12

5.  Representations and Warranties of the Questor Investors......................................................     13
                 (a)  Requisite Power and Authority..............................................................     13
                 (b)  Investment Representations.................................................................     13
                 (c)  Information in Proxy Statement.............................................................     14

                                       i
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
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
6.  Representations and Warranties of the Existing Investors.....................................................     14
                 (a)  Requisite Power and Authority..............................................................     14
                 (b)  No Further Claims..........................................................................     14

7.  Required Registration........................................................................................     14

8.  Incidental Registration......................................................................................     16

9.  Registration Procedures......................................................................................     17

10.  Expenses....................................................................................................     20

11.  Indemnification.............................................................................................     21

12.  Reporting Requirements Under the Exchange Act...............................................................     23

13.  Stockholder Information.....................................................................................     23

14.  Financial Information.......................................................................................     23

15.  Stockholder Approval........................................................................................     24
                 (a)  Stockholder Meeting........................................................................     24
                 (b)  Proxy Statement............................................................................     24
                 (c)  No False or Misleading Statements..........................................................     24
                 (d)  Comfort Letter.............................................................................     25

16.  Conduct of Business Pending Closing.........................................................................     25
                 (a)  Organic Changes............................................................................     25
                 (b)  Indebtedness...............................................................................     25
                 (c)  Disposition of Assets......................................................................     25
                 (d)  Capital Expenditures.......................................................................     25
                 (e)  Other Actions..............................................................................     25

17.  Conditions to Closing.......................................................................................     26
                 (a)  Conditions to the Questor Investors' Obligations at the Closing............................     26
                 (b)  Conditions to Obligations of the Company...................................................     27

18.  Survival of Representations; Indemnity......................................................................     28
                 (a)  Survival of Representations................................................................     28
                 (b)  General Indemnity..........................................................................     28
                 (c)  Procedures for Indemnification.............................................................     29
                 (d)  Limitation on Certain Indemnities..........................................................     30

19.  Inquiries and Negotiations..................................................................................     30
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                                       ii
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
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
20.  Use of Proceeds.............................................................................................     31

21.  Termination.................................................................................................     31

22.  General Provisions..........................................................................................     31
                 (a)  Forms......................................................................................     31
                 (b)  Integration................................................................................     31
                 (c)  Notices....................................................................................     31
                 (d)  Choice of Law..............................................................................     32
                 (e)  Severability...............................................................................     32
                 (f)  Parties in Interest........................................................................     32
                 (g)  Counterparts...............................................................................     32
                 (h)  Modification, Amendment and Waiver.........................................................     32
                 (i)  Further Assurances.........................................................................     32
                 (j)  Headings...................................................................................     32
                 (k)  Gender and Number..........................................................................     33
                 (l)  Attorneys' Fees............................................................................     33
                 (m)  Broker's Fees..............................................................................     33
                 (n)  Confidentiality............................................................................     33
                 (o)  Expenses...................................................................................     33
                 (p)  Public Announcements.......................................................................     33
                 (q)  Additional Matters.........................................................................     33

               SERIES F SENIOR VOTING CONVERTIBLE PREFERRED STOCK
                   PURCHASE AND REGISTRATION RIGHTS AGREEMENT

    THIS SERIES F SENIOR VOTING CONVERTIBLE PREFERRED STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of August 25, 1999, by and among Aegis Communications Group, Inc., a Delaware corporation (the "COMPANY"), Questor Partners Fund II, L.P., a Delaware limited partnership ("Fund II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "SIDE-BY-SIDE FUND"), and Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(C)(1) FUND" and together with Fund II and the Side-by-Side Fund, the "QUESTOR INVESTORS"), Thayer Equity Investors III, L.P., a Delaware limited partnership ("THAYER EQUITY"), TC Co-Investors, LLC, a Delaware limited liability company ("TC CO-INVESTORS" and, together with Thayer Equity, "THAYER"), ITC Services Company ("ITC"), Edward Blank ("BLANK"), trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust, dated December 29, 1995, a trust organized under the laws of New Jersey (the "BLANK TRUST," and, together with Thayer, ITC and Blank the "EXISTING INVESTORS").

                                    RECITALS

    1. The Company has authorized the sale and issuance of an aggregate of Forty Six Thousand Seven Hundred Fifty (46,750) shares (the "SHARES") of its Series F Senior Voting Convertible Preferred Stock (the "SERIES F PREFERRED");

    2. The Questor Investors desire to purchase the Shares on the terms and conditions set forth herein; and

    3. The Company desires to issue and sell the Shares to the Questor Investors on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

    1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

        "ACTION" means any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

        "AGREEMENT" means this Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement.

        "BANK APPROVAL" means all consents or amendments under the Credit Agreement needed (i) to consummate the transactions contemplated by this Agreement, including, without limitation, the use of proceeds contemplated by Section 20, and (ii) to secure as of the Closing at least $15,000,000 of immediately available funds under the revolving credit facility under the Credit Agreement after taking account of all limitations on borrowing under such Credit Agreement, including, without limitation, the borrowing base, and after giving effect to the transactions contemplated by this Agreement, including, without limitation, such use of proceeds.

        "BOARD" means the Board of Directors of the Company.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COMMISSION" means the Securities and Exchange Commission.

        "COMMON STOCK" means the common stock, $.01 par value, of the Company.

        "CONVERSION SHARES" means Common Stock issued or issuable upon exercise or conversion of the Shares issued pursuant to this Agreement.

        "CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement, dated as of July 9, 1998, among IQI, Inc., Aegis Communications Group, Inc. The Bank of Nova Scotia, Credit Suisse First Boston and the other parties enumerated therein, as amended.

        "EQUITY SECURITY" means any stock or similar security of the Company or any security (whether stock or indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any such stock or similar security, or any security (whether or not indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any such stock or similar security, or any such warrant or right.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA AFFILIATE" means any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service group within the meaning of Code Section 414(m), of which the Company is (or at any relevant time was) a member.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "GOVERNMENTAL ENTITY" means any local, state, federal or foreign
    (i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

        "HOLDER" of any security means the record or beneficial owner of such security.

        "HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

        "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "INDEBTEDNESS" means, when used with reference to any Person, without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the ordinary course consistent with past practice), including securities and other Indebtedness,
    (C) in respect of letters of credit issued for such Person's account and interest rate swap agreements and currency exchange rate agreements (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with generally accepted accounting principals, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien (other than a Permitted Lien) upon property owned by such person and upon which liabilities or obligations such person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligations; provided, however, that Indebtedness shall not include any liability for compensation of such Person's employees or for inventory of similar property acquired and consumed in the ordinary course consistent with past practice or for services.

        "INITIATING HOLDERS" means either (i) in the case of the Questor Holders, the Questor Holders of greater than 50% of the shares of Registrable Securities then outstanding and owned, beneficially or of record, by the Questor Holders, or (ii) in the case of the Existing Investors, the Holders of greater than 50% of the shares of Registrable Securities then outstanding and owned, beneficially or of record, by the Existing Investors.

        "INTELLECTUAL PROPERTY" means all intellectual property or proprietary rights owned or used by the Company and its Subsidiaries, including all franchises, permits, licenses, software, trademarks, service marks, domain names, trade rights, trade dress, patents, patent applications, copyrights, inventions, know-how and other confidential information.

        "IRS" means the United States Internal Revenue Service.

        "LEGAL REQUIREMENT" means any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

        "LIEN" means any mortgage, pledge, security interest, encumbrance, community property interest, trust, option, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition, properties, profitability or operations of the Company and its Subsidiaries taken as a whole.

        "NASD" means the National Association of Securities Dealers, Inc.

        "NASDAQ" means the Nasdaq National Market.

        "OPTIONS" means all outstanding options, warrants and other rights to acquire Common Stock.

        "ORIGINAL STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated July 9, 1998 by and among ATC Communications Group, Inc. and the other parties enumerated therein.

        "PERMITTED LIENS" means (a) Liens for ad valorem real or personal property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and similar liens, if the obligations secured by such Liens are not then delinquent.

        "PERSON" includes any natural person, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

        "PLAN" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company or any of its Subsidiaries or any ERISA Affiliate for the benefit of current or former employees, with respect to which the Company or any of its Subsidiaries or an ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

        "PREFERRED STOCK" means Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

        "QUESTOR HOLDERS" means the Questor Investors and any Person that acquires Registrable Securities from the Questor Investors.

        The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "REGISTRABLE SECURITIES" means: (1) shares of Common Stock issued or issuable on exercise or conversion of the Shares issued pursuant to this Agreement, (2) shares of Common Stock issued or issuable upon exercise of the Warrants, so long as they are owned by any of the Existing Investors, any limited partner of Thayer or any affiliate (as defined in the Securities
    Act) of any Existing Investor or Thayer's general partner, (3) shares of Common Stock issued or issuable upon conversion of the Subordinated Notes, so long as they are owned by any of the Existing Investors, any limited partner of Thayer or any affiliate (as defined under the Securities Act) of any Existing Investor or Thayer's general partner, and (4) the 24,814,509 shares of Common Stock owned by the Existing Investors as of the date hereof so long as they are owned by any of the Existing Investors, any limited partner of Thayer or any affiliate (as defined under the Securities Act) of any Existing Investor or Thayer's general partner, (5) any securities issued or issuable with respect to any of the securities referred to in clauses
    (1) through (4) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation, reorganization or other similar event; provided, however, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold (other than to a partner or affiliate (as defined under the Securities Act) of the Existing Investors or Questor Investors or to a Questor Holder) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Common Stock in the hands of purchaser is freely transferable without restriction or registration under the Securities Act in a public or private transaction.

        "RIGHTS PLAN" means the Rights Agreement, dated as of December 16, 1998, between the Company and Harris Trust and Savings Bank.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SERIES B PREFERRED STOCK" means Series B Preferred Stock, $.01 par value per share, of the Company.

        "SERIES D PREFERRED STOCK" means Series D Preferred Stock, $.01 par value per share, of the Company.

        "SERIES E PREFERRED STOCK" means Series E Preferred Stock, $.01 par value per share, of the Company.

        "SERIES F PREFERRED STOCK" means Series F Preferred Stock, $.01 per share, of the Company, to be issued pursuant to the Certificate.

        "SHAREHOLDER" means an owner of the issued and outstanding shares of Common Stock or Preferred Stock.

        "STOCK PLANS" means all stock option plans and other stock or equity-related plans of the Company.

        "SUBSIDIARY" of a Person means any corporation, partnership, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such Subsidiary entities, or both.

        "TAX" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine, penalty or addition thereto, whether disputed or not.

        "TAX RETURN" means any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

        "VOTING AGREEMENT" means the Stockholders and Voting Agreement, dated as of the date hereof, among the Questor Investors and the stockholders of the Company listed therein.

        "WARRANTS" mean (a) Warrant to Purchase One Million One Hundred Thousand (1,100,000) Shares of Common Stock, $.01 Par Value, dated April 7, 1998, at the price of $1.96 per share, held by Thayer Equity Investors III, L.P.;
    (b) Warrants to purchase 350,000 shares of Common Stock issued pursuant to a commitment letter from Thayer to the Company at an exercise price of $2.375;
    (c) Series Four Warrant to Purchase Nine Hundred Seven Thousand Nine Hundred Eighty-Four (907,984) Shares of Common Stock, $.01 Par Value, dated
    June 30, 1999, at the price of $.90625 per share, held by Thayer Equity Investors III, L.P.; (d) Series Four Warrant to Purchase Forty-Two Thousand Ninety-One (42,091) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank;
    (e) Series Four Warrant to Purchase Nine Thousand Nine Hundred Seventy-Eight (9,978) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank 1995 Grantor Retained Annuity Trust; (f) Series Four Warrant to Purchase Thirty-Nine Thousand Nine Hundred Forty-Seven (39,947) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by ITC Service Company; or (g) Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc. to Edward Blank, to purchase 25,403 shares for $808,600 and the Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc., to purchase 6,013 shares for $191,400 (such two Stock Purchase Warrants to purchase IQI, Inc. shares having been converted into warrants to purchase 306,347 shares, in aggregate, of Common Stock at an exercise price of $3.26 per share).

    2. PURCHASE AND SALE OF SHARES. (a) AUTHORIZATION OF SHARES. The Company has authorized (a) the sale and issuance to the Questor Investors of the Shares and (b) the issuance, upon conversion of the Series F Preferred in accordance with the terms of Certificate of Designation of the Series F Preferred, in the form attached hereto as EXHIBIT A (the "CERTIFICATE"), of the Conversion Shares. The Shares shall have the rights, preferences and privileges set forth in the Certificate.

        (b) SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to the Questor Investors and the Questor Investors agree to purchase from the Company the Shares at a purchase price of One Thousand Dollars ($1,000) per share, or the aggregate purchase price of Forty Six Million Seven Hundred and Fifty Thousand Dollars ($46,750,000) (the "PURCHASE PRICE").

    3. CLOSING, DELIVERY AND PAYMENT. (a) CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "CLOSING") shall take place three business days following the satisfaction of the conditions to closing in
Section 17(a)(xi) (Proxy Statement), the conditions to closing in Section 17(a)(xv) (HSR) and the conditions to closing in Section 17(a)(x) (Lender Agreements), at the offices of Hughes & Luce, L.L.P., 1717 Main Street,
Suite 2800, Dallas, Texas 75201 or at such other time or place as the Company and the Questor Investors may mutually agree (such date is hereinafter referred to as the "CLOSING DATE").

        (b) DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Questor Investors certificates representing the 46,750 shares of the Series F Preferred being purchased by the Questor Investors, in the name of the Questor Investors (each Questor Investor to receive a certificate for that portion of the aggregate number of Shares as is specified in writing by the Questor Investors), against payment to the Company of the Purchase Price therefor by wire transfer to such accounts specified in writing by the Company.

    4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Questor Investors as of the date of this Agreement as follows:

        (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of organization with all requisite corporate power and authority to own and operate its properties and assets and to carry out its business as presently conducted. The Company has the corporate power and authority to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement and the Certificate. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the nature of its business or location of its properties requires such qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

        (b) CAPITALIZATION; SERIES F PREFERRED. As of the date hereof, the authorized capital stock of the Company, consists of 100,000,000 shares of Common Stock, 52,492,616 shares of which are issued and outstanding, 29,778 shares of Series B Preferred Stock, of which 29,778 are issued and outstanding, 231,902 shares of Series D Preferred Stock, of which 77,300 shares are issued and outstanding and 132,053 shares of Series E Preferred Stock, of which 44,018 shares are issued and outstanding. Section (b) of the Disclosure Schedules attached hereto (the "DISCLOSURE SCHEDULES") sets forth a complete and accurate list of (i) all holders of Options, indicating the type and number of shares of Common Stock subject to each Option, the name of the plan and the vesting schedule and the exercise price thereof, and
    (ii) all of the Stock Plans. All of the issued and outstanding shares of Common Stock and Preferred Stock are, and all shares of Common Stock that may be issued upon exercise of Options after the date hereof and prior to the Closing Date will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than as set forth on Section (b) of the Disclosure Schedules (i) there are no existing options, warrants, rights, calls or commitments of any character relating to shares of Common Stock, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of the Company's capital stock and no commitments to issue such securities or instruments and
    (iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of the Company's capital stock either pursuant to any agreement or arrangement with the Company, or, to the Company's knowledge, pursuant to any agreement or arrangement with any other party. The offer, issuance and sale of all issued and outstanding shares of Common Stock and Preferred Stock were
    (i) registered under, or exempt from the registration and prospectus delivery requirements of, the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and
    (iii) accomplished in conformity with all other Legal Requirements. Except for the Original Stockholders Agreement, there are no voting agreements, voting trusts or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or its Subsidiaries. None of the awards, grants or other agreements pursuant to which Options were issued have provisions which accelerate the vesting or right to exercise such Options or warrants upon the execution of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Section (b) of the Disclosure Schedules, the Company is not under any obligation to register any securities of the Company. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The rights, preferences, privileges and restrictions of the other series of Preferred Stock are as stated in their respective Certificates of Designation. The Company's previously designated Series A Preferred Stock and Series C Preferred Stock are no longer outstanding and such designated preferred stock has resumed the status of authorized but unissued preferred stock. The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and restrictions, other than Liens that might have been created by the Questor Investors and restrictions imposed by the Securities Act and the Stockholders Agreement (as hereinafter defined). The Conversion Shares have been duly and validly reserved for issuance and, when issued in compliance with the provisions of the Certificate, will be validly issued, fully paid and nonassessable, free and clear of all Liens and other restrictions, other than Liens that might have been created by the Questor Investors and restrictions imposed by the Securities Act and the Stockholders Agreement.

        (c) AUTHORIZATION; BINDING OBLIGATIONS. Subject to obtaining Stockholder Approval (as hereinafter defined), all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken. Subject to obtaining Stockholder Approval, this Agreement, when executed and delivered, will be the valid and binding obligation of the Company, enforceable in accordance with its terms. The sale of the Shares contemplated hereby and the subsequent conversion of the Shares into Conversion Shares in accordance with the Certificate are not subject to any preemptive rights or rights of first refusal.

        (d) NO CONFLICTS. Subject to compliance with the applicable requirements of the Securities Act, the Exchange Act, any applicable state securities laws and the HSR Act, obtaining Stockholder Approval and the Bank Approval, filing of the Certificate as required by the Delaware General Corporation Law and the amended Certificate of Incorporation as contemplated by Section 17(a)(xvi) hereof, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or affected or to which any of the property or assets of the Company or any of its Subsidiaries is bound, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries or any Legal Requirement applicable to or binding upon the Company or any of its Subsidiaries, (c) result in the creation or imposition of any Lien upon any property or asset of the Company or any of its Subsidiaries or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company or any of its Subsidiaries except in the case of clauses (a), (c) and (d) above where such conflict, breach, violation, default, rights, termination, non-performance, Lien or adverse effect would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or have a material adverse effect upon the consummation of the transactions contemplated hereby. Section
    (d) of the Disclosure Schedules sets forth a list of all agreements to which the Company or any of its Subsidiaries is a party requiring the consent of any party thereto to any of the transactions contemplated hereby.

        (e) SEC REPORTS. The Company has timely filed all forms, reports, statements and schedules required to be filed with the Commission since January 1, 1998. The Company has made available to the Questor Investors copies of its Annual Report on Form 10-K under the Exchange Act, for the year ended December 31, 1998, and all other reports filed by the Company under the Exchange Act since

    January 1, 1999 (collectively, the "SEC FILINGS"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the SEC Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. The SEC Filings, as of the respective dates of filing, complied as to form with the requirements of the Exchange Act and the Rules and Regulations thereunder. The Company's disclosure regarding "Year 2000" issues in its Form 10-Q for the quarter ended June 30, 1999 is an accurate description of the Company's and its Subsidiaries' status regarding those issues, and such disclosure does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (f) LITIGATION. Except as disclosed in Section (f) of the Disclosure Schedules, there is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or any of its Subsidiaries or their respective properties, assets, businesses, officers, shareholders, directors or employees, that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

        (g) OFFERING VALID. Assuming the accuracy of the representations and warranties of the Questor Investors contained in Section 5(b) hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and from any registration or filing requirement under applicable state securities laws.

        (h) FINANCIAL STATEMENTS. The Company has furnished to the Questor Investors a complete and correct copy of the following financial statements (collectively, including all notes thereto, the "FINANCIAL STATEMENTS"):
    (i) the Company's audited balance sheet, statements of operations, changes in stockholders' equity and cash flows for the fiscal year ended
    December 31, 1998 and for the twelve-month period then ended, and (ii) the Company's unaudited balance sheet (the "BALANCE SHEET") as of June 30, 1999 (the "BALANCE SHEET DATE") and statements of operations and cash flow for the six months period ended as of the Balance Sheet Date (the "MOST RECENT FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of the Company and present fairly the financial condition, results of operations, changes in stockholders equity and cash flows of the Company, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the Most Recent Financial Statements lack footnotes and other presentation items and are subject to normal year-end audit adjustments, which are not reasonably expected to be material in the aggregate.

        (i) ABSENCE OF LIABILITIES. Except as disclosed in Section (i) of the Disclosure Schedules, at the Balance Sheet Date, neither the Company nor its Subsidiaries had any liabilities of any type that in the aggregate exceeded $500,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and since the Balance Sheet Date the Company and its Subsidiaries have not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

        (j) TAXES. (i) All material Tax Returns required to be filed through and including the date hereof by, or in connection with the operations of, the Company and its Subsidiaries are true, complete and correct in all respects and have been properly and timely filed. Neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Questor has heretofore been granted access by the Company to true, correct and complete copies of each Tax Return of the Company and each material Tax Return of each Subsidiary with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such Tax Returns.

           (ii) All material Taxes required to be paid or withheld and deposited through and including the date hereof by, or in connection with the operations of, the Company and its Subsidiaries have been duly and timely paid or deposited by the Company or its Subsidiaries. The Company and its Subsidiaries have properly withheld or collected all amounts required by law for material income Taxes, employment Taxes and withholding Taxes relating to its employees, creditors, independent contractors and other third parties, and for all material Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity.

          (iii) The Company and its Subsidiaries have made adequate provisions on their respective books of account for all material Taxes with respect to their respective businesses, properties and operations through Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all material liabilities for Taxes of the Company and its Subsidiaries for all periods ending on or before the Closing Date.

           (iv) Neither the Company nor any Subsidiary has heretofore (i) had a material tax deficiency proposed, asserted or assessed against it,
       (ii) executed any waiver of any statute of limitations on the assessment or collection of any material Taxes, or (iii) been delinquent in the payment of any material Taxes.

           (v) Except as set forth in Section (j) of the Disclosure Schedules, no material Tax Return of the Company or any Subsidiary for which the applicable statute of limitations (taking into account any waivers or extensions) has not expired has been audited or the subject of other Action by any Governmental Entity. Neither the Company nor any Subsidiary has received any notice from any Governmental Entity of any pending examination or any material proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or any Subsidiary or its respective assets or properties, and neither the Company nor any Subsidiary has any reason to believe that any Governmental Entity may assess (or threaten to assess) any material taxes for any periods ending on or prior to the Closing Date.

           (vi) Neither the Company nor any Subsidiary (i) has filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date;
       (ii) has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code
       Section 280G; (iii) is a United States real property holding corporation within the meaning of Code Section 897(c)(2); (iv) is a party to a tax allocation or sharing agreement; (v) has any liability for Taxes of another Person because it is or was a member of an affiliated group (other than any group of which the Company is currently the common parent) within the meaning of Code Section 1504(a) (or similar or analogous provision of state or local income Tax law); (vi) has within the preceding six years applied for a tax ruling from a Governmental Entity; (vii) has ever filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e); (viii) has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; and (ix) has issued or assumed any acquisition indebtedness as defined in Section 279(b) of the Code.

          (vii) Set forth in Section (j) of the Disclosure Schedule is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credits or excess charitable contribution of the Company and its Subsidiaries.

        (k) TITLE TO PROPERTY AND ASSETS. The Company and its Subsidiaries have good title to or a valid leasehold interest in all of their respective properties and assets, which comprise all of the properties and assets reflected in the Balance Sheet (except those disposed of since the Balance Sheet Date in the ordinary course of business) and all of the properties and assets necessary or useful for the conduct of their respective businesses, and none of such properties or assets is subject to any Lien of any nature whatsoever, other than those the material terms of which are described in the Financial Statements or Section (k) of the Disclosure Schedules.

        (l) EMPLOYEE BENEFIT PLANS AND RELATED MATTERS: ERISA. (i) EMPLOYEE BENEFIT PLANS. Section (l) of the Disclosure Schedule sets forth a complete and correct list of each Plan (other than any Plan that has been filed with the Commission as a material contract). Except as set forth on Section (l) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has communicated to any current or former employee, officer or director of the Company or any of its Subsidiaries, or the beneficiaries or dependents of any such persons (collectively, the "EMPLOYEES") any intention or commitment to modify any Plan or to establish or implement any other material employee or retiree benefit or compensation plan or arrangement.

           (ii) QUALIFICATION. Except to the extent that failure to meet the requirements of section 401(a) of the Code would not result in any material liability as to which adequate reserves have not been established, each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, (A) has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status or (B) a timely application for such a favorable determination letter was filed or will be filed prior to the expiration of the "remedial amendment period" (as defined under Treasury Regulation Section 1.401(b)-1) and the Company has no reason to believe that such a favorable determination letter will not be granted.

          (iii) COMPLIANCE; LIABILITY. (A) No liability has been or is reasonably expected to be incurred under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans that is or would be material to the Company and its Subsidiaries, taken as a whole.

               (B) Each of the Plans has been operated and administered in all respects in compliance with its terms, all applicable laws and all applicable collective bargaining agreements, except for any failures so to comply that, individually and in the aggregate, could not reasonably be expected to result in a material liability or obligation on the part of the Company or any of its Subsidiaries that would be material to the Company and its Subsidiaries, taken as a whole. There are no pending or threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company) which would reasonably be expected to result in any liability to the Company or any of its Subsidiaries.

               (C) Each Plan that is subject to the minimum funding standards of ERISA or the Code satisfies such standards under sections 412 and 302 of the Code and ERISA, respectively, and no such Plan has incurred an "accumulated funding deficiency" within the meaning of such sections, whether or not waived.

              (D) No Employee is or will become entitled to any material post-employment benefits of any kind by reason of employment with the Company or any of its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by section 4980B of the Code, (y) retirement benefits payable under any Plan qualified under section 401(a) of the Code or (z) deferred compensation accrued as a liability on the regularly prepared balance sheets of the Company. The consummation of the transactions contemplated by this Agreement will not result in a material increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

        (m) ACCOUNTS RECEIVABLE. All accounts receivable of the Company and its Subsidiaries reflected in the Balance Sheet (on a net basis) and all accounts receivable of the Company and its Subsidiaries that have arisen since the Balance Sheet Date, were valid and enforceable claims against the account debtor at the date recorded, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications.

        (n) MATERIAL CONTRACTS. All material contracts, leases, agreements and arrangements to which the Company or any of its Subsidiaries is a party are legally valid, binding and enforceable in accordance with their terms and in full force and effect, and the Company has provided the Questor Investors with the opportunity to review and copy all such documents. The Company and, to the knowledge of the Company, all other parties to such contracts, leases, agreements and arrangements have complied in all material respects with the provisions of such contracts, leases, agreements and arrangements, and neither the Company nor any of its Subsidiaries and, to the knowledge of the Company, no other party is, in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder that could reasonably be expected to have a Material Adverse Effect thereunder. Set forth in Section (n) of the Disclosure Schedules is a list of all such material contracts, leases, agreements and arrangements to which the Company or any of its Subsidiaries is a party which either are not included as an exhibit to the SEC Filings, cannot be terminated or do not terminate within 12 months or less without cause, or obligate the Company or any of its Subsidiaries for amounts in excess of $100,000. Except as set forth in Section (n) of the Disclosure Schedules, none of such contracts, leases, agreements or arrangements will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect following the consummation of the transactions contemplated by this Agreement, including the issuance of the Shares or the Conversion Shares.

        (o) CONSENTS. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the HSR Act and the filing of the Certificate as required by the Delaware General Corporation Law and the amended Certificate of Incorporation as contemplated by Section 17(a)(xvi) hereof and the Bank Approval, no consent, approval, authorization, license, permit or other action by, or filing with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares or the Conversion Shares, except for such consents, approvals, authorizations, licenses, permits, actions or filings as will have been obtained, taken or filed at or prior to the Closing.

        (p) ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has made or suffered any change in, or condition affecting, their respective condition (financial or otherwise), properties, profitability or operations other than changes, events or conditions in the ordinary course, none of which, individually or in the aggregate, has had, or which the Company can reasonably foresee will have, a Material Adverse Effect; PROVIDED, HOWEVER, that, subject to the immediately succeeding proviso, any such change resulting from the loss of (i) any customer or client or customer or client program since the Balance Sheet Date will be viewed in the aggregate after taking into account any customer or client or customer or client programs gained since the Balance Sheet Date; PROVIDED FURTHER that the loss of (i) any customer or client set forth on Section (p) of the Disclosure Schedules, or (ii) any program of any such customer or client the loss of which program in itself could reasonably be expected to have a Material Adverse Effect, will in each case be deemed to constitute a Material Adverse Effect.

        (q) COMPLIANCE WITH LAW. The Company and its Subsidiaries are in compliance in all material respects with all Legal Requirements in connection with the operation of their businesses and the ownership and maintenance of their assets and properties. To the Company's knowledge, all filings and notices required to be made by the Company and its Subsidiaries with any Governmental Entity in connection with the operation of their businesses or the ownership and maintenance of their assets or properties have been made or given in a timely fashion.

        (r) INTELLECTUAL PROPERTY. The Company or its Subsidiaries are the exclusive owner of all right, title and interest in and/or have the valid and legal right to use all Intellectual Property necessary to conduct their businesses as now being conducted. Such use of Intellectual Property owned by the Company, and to the knowledge of the Company and its Subsidiaries, such use of Intellectual Property licensed to the Company and its Subsidiaries, does not conflict with or infringe upon any valid rights of others except for infringements or conflicts which could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that the conduct of its business infringes upon or conflicts with the asserted intellectual property or proprietary rights of others and has no knowledge that any person is infringing upon or in conflict with its asserted rights.

        (s) DELAWARE GENERAL CORPORATION LAW SECTION 203. The Board has taken such action as necessary to approve for purposes of Section 203 of the Delaware General Corporation Law this Agreement and the transactions contemplated hereby and any future sales by the Questor Investors, including, without limitation, all action necessary to prevent the Questor Investors or any transferee of the Questor Investors from being deemed an interested person as defined in such Section 203.

        (t) ACTIONS REGARDING THE SHAREHOLDER RIGHTS PLAN. The Company has taken all actions to amend the Rights Plan (i) as necessary to ensure that this Agreement and the consummation of any of the transactions contemplated hereby and any future issuance or purchase of shares of capital stock of the Company by the Questor Investors or their Affiliates or transferees, including without limitation the issuance of the Shares and the Conversion Shares and the subsequent sale of any such Shares and Conversion Shares, will not result in the distribution of separate rights certificates, the occurrence of a "Distribution Date" or in any such person being deemed to be an "Acquiring Person" under the Rights Plan, and (ii) subject to the Closing, to provide that the "Final Expiration Date" thereunder will be the Closing Date.

        (u) NO FURTHER CLAIMS. As of the Closing Date, neither the Company nor any of its Subsidiaries shall have any claims outstanding against any of the Existing Investors pursuant to any indemnity provision or otherwise, including any indemnity claim pursuant to the Agreement and Plan of Merger, dated as of April 7, 1998, by and among IQI, Inc., ATC Communications
    Group, Inc. and ATC Merger Sub, Inc.

        (v) INFORMATION IN PROXY STATEMENT. None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, and the Proxy Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading , except that no representation is made by the Company with respect to statements made therein based on information supplied by the Questor Investors in writing for inclusion in the Proxy Statement. The Proxy Statement will comply as to form and otherwise in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        (w) REQUIRED VOTE. The voting power listed in Annex A to the Voting Agreement besides the names of the stockholders of the Company who are parties to such Voting Agreement is sufficient to adopt and approve this Agreement, the Amended and Restated Certificate of Incorporation, the election of directors and the other transactions contemplated by this Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF THE QUESTOR INVESTORS. The Questor Investors, jointly and severally, hereby represent and warrant to the Company as of the date of this Agreement as follows:

        (a) REQUISITE POWER AND AUTHORITY. Each of the Questor Investors has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on each of the Questor Investors' part required for the lawful execution and delivery of this Agreement have been taken. Upon its execution and delivery, this Agreement will be valid and binding against the Questor Investors, enforceable in accordance with its terms.

        (b) INVESTMENT REPRESENTATIONS. The Questor Investors understand that neither the Shares nor the Conversion Shares have been registered under the Securities Act. The Questor Investors also understand that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Questor Investors' representations contained in this Agreement. The Questor Investors hereby represent and warrant as follows:

            (i) THE QUESTOR INVESTORS BEAR ECONOMIC RISK. The Questor Investors have substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Questor Investors must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. The Questor Investors also understand that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Questor Investors to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Questor Investors might propose.

            (ii) ACQUISITION FOR OWN ACCOUNT. The Questor Investors are acquiring the Shares and the Conversion Shares for their own account for investment only, and not with a view towards their distribution, provided the Questor Investors may resell the Conversion Shares in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act.

           (iii) THE QUESTOR INVESTORS CAN PROTECT THEIR INTEREST. The Questor Investors represent that by reason of their, or of their management's, business or financial experience, the Questor Investors have the capacity to protect their own interests in connection with the transactions contemplated in this Agreement.

           (iv)  ACCREDITED INVESTOR.  Each of the Questor Investors is either
       (i) an accredited investor as such term is defined in Rule 501 promulgated under the Securities Act, or (ii) by reason of its business or financial experience, a sophisticated investor who has the capacity to protect its interest in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the current business operations and prospects of the Company and its Subsidiaries and in financial business matters to evaluate the merits and risks of the Series F Preferred Stock and the Common Stock and the related transactions contemplated hereunder.

            (v) COMPANY INFORMATION. The Questor Investors have received and read the SEC Filings and have had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. The Questor Investors have also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

        (c) INFORMATION IN PROXY STATEMENT. None of the information supplied in writing by any of the Questor Investors for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    6. REPRESENTATIONS AND WARRANTIES OF THE EXISTING INVESTORS. Each of the Existing Investors severally hereby represent and warrant to the Questor Investors as of the date of this Agreement as follows:

        (a) REQUISITE POWER AND AUTHORITY. Each of Existing Investors has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action required of each Existing Investor for the lawful execution and delivery of this Agreement have been taken. Upon its execution and delivery, this Agreement will be valid and binding against each of the Existing Investors, enforceable in accordance with its terms.

        (b) NO FURTHER CLAIMS. None of the Existing Investors have any claims outstanding against the Company or its Subsidiaries pursuant to any indemnity provision or otherwise, including any indemnity claim pursuant to the Agreement and Plan of Merger, dated as of April 7, 1998, by and among IQI, Inc., ATC Communications Group, Inc. and ATC Merger Sub, Inc.

    7. REQUIRED REGISTRATION. (a) Commencing after the filing of the Certificate, if and whenever the Company shall receive a written request therefor from Initiating Holders, the Company agrees to prepare and file promptly a registration statement under the Securities Act covering the shares of Registrable Securities which are the subject of such request and agrees to use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request (which request will specify the intended method or methods of distribution of Registrable Securities), the Company agrees to give prompt written notice to all Holders of Registrable Securities that such registration is to be effected. The Company agrees to include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares by the Holders thereof within thirty (30) days after the receipt of written notice from the Company.

        (b) The Company shall be obligated to prepare, file and cause to become effective upon request of the Initiating Holders a total of 2 registrations on a form other than S-3 (one initiated by the Existing Investors and one initiated by the Questor Holders) and 6 registrations on form S-3 (three initiated by the Existing Investors and three initiated by the Questor Holders), which may be in respect of a shelf registration pursuant to Commission Rule 415 (a "SHELF REGISTRATION") if so requested by the Initiating Holders; provided, however, that if the Company is not eligible to effect a registration on form S-3 at the time of any request for registration due to any failure by the Company to timely make any required filings with the Commission, the Company shall be obligated to prepare, file and cause to become effective upon the request of the Initiating Holders a registration statement on form S-1 (or form S-2 if available) in lieu of the registrations on form S-3 provided for in the preceding clause. A registration statement which becomes effective pursuant to a request for registration under this Section 7 shall not be counted for purposes of such limitations, (i) if, within 120 days after the registration relating to any such request has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Initiating Holder's reasonable satisfaction within 30 days, (ii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such registration statement are not satisfied (other than as a result of a default or breach thereunder by such Initiating Holder), or (iii) as otherwise provided in Section 7(f) below.

        (c) If the Holders initiating a request for the registration of Registrable Securities pursuant to this Section 7 intend to distribute the Registrable Securities covered by their request by means of any underwriting, they will so notify the Company as a part of their request made pursuant to this Section 7(a), and the Company agrees to include such information in its written notice referred to in Section 7(a). In such event the right of any Holder to registration pursuant to this Section 7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders initiating such request for registration and such Holder with respect to such participation and inclusion) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting agree to enter into (together with the Company) an underwriting agreement with the underwriter or underwriters selected for such underwriting, in the manner set forth above, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Company and the Holders of a majority of the shares of Registrable Securities to be included in such registration. The Holders of Registrable Securities to be distributed by such underwriter may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require any Holders of Registrable Securities, in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the ownership of such Holder's Registrable Securities and such Holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such Holder pursuant to
    Section 11(b).

        (d) Whenever a registration requested pursuant to this Section 7 is for an underwritten offering, the managing underwriter who will be selected to administer the offering shall be selected jointly by the Questor Holders and the Existing Investors in any registration in which both are participating and otherwise by the Initiating Holder, and such underwriter shall be reasonably satisfactory to the Company; PROVIDED, that at any time in which either the Questor Holders or the Existing Investors own Registrable Securities constituting less than 5% of the Common Stock of the Company on a fully diluted basis, they will not have a right to participate in the selection of the managing underwriter unless they are the Initiating Holder.

        (e) Notwithstanding any other provision of this Section 7, if the managing underwriter of an underwritten distribution advises the Company and the Holders of Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities requested to be included in such registration exceeds the number of shares of Registrable Securities which can be sold in such offering, then
    (i) the number of shares of Registrable Securities so requested to be included in such registration shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering and (ii) this reduced number of shares shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by such Holders at the time of filing the registration statement.

        (f) To the extent all shares of Registrable Securities of the Initiating Holders are not included in the registration statement due to the underwriter cutbacks described above, such registration shall not count as a demand registration to which the Initiating Holders are entitled pursuant to subparagraph (b) of this Section 7.

        (g) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

        (h) Notwithstanding any of the foregoing, if the Company shall at any time furnish to each seller of Registrable Securities a certificate signed by the President of the Company (a "DEFERRAL CERTIFICATE") stating that the Company has pending or in process a material transaction (including a financing transaction), the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, the Company may defer the filing (but not the preparation) of a registration statement to be filed pursuant to this Section 7 for up to 60 days (but the Company shall use its best efforts to complete the transaction and file the registration statement as soon as possible) PROVIDED that the Company shall not be permitted to defer the filing of registration statements pursuant to this clause (h) more than once in any 120-day period. If, after a registration statement becomes effective, the Company advises the holders of the registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended, and the Company will prepare and promptly file with the Commission any required amendment.

        (i) After receipt of notice of a requested registration pursuant to this Section 7, the Company shall not initiate, without the consent of the Initiating Holder, a registration of any of its securities for its own account until 90 days after such registration has been effected or such registration has been terminated. Further, the Company agrees not to effect any public sale or distribution or any sale or distribution pursuant to Rule 144A or Regulation S under the Securities Act of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of any registration statement filed pursuant to Section 7 (except as part of such registration or pursuant to a registration on Form S-4 or S-8 or any successor form). In addition, the Company shall use its commercially reasonable efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, issued by the Company at any time after the date of this Agreement (other than any such securities issued to the public in a registration or pursuant to Rule 144A under the Exchange Act), to agree not to effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, and to cause each such holder to enter into a similar agreement to such effect with the Company, and each of the parties to this Agreement hereby so agrees.

    8. INCIDENTAL REGISTRATION. (a) Each time the Company shall determine to file a registration statement under the Securities Act (other than (i) pursuant to Section 7 hereof, (ii) on Form S-8 or a registration statement on Form S-1 covering solely an employee benefit plan and (iii) on Form S-4) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company agrees to give promptly written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of any shares of Registrable Securities given within thirty (30) days after the receipt of such written notice from the Company, the Company agrees to cause all such Registrable Securities, the Holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

        (b) If the registration of which the Company gives written notice pursuant to Section 8(a) is for a public offering involving an underwriting, the Company agrees to so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this
    Section 8 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with the Company and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities requested to be included in such registration. The Holders of Registrable Securities to be distributed by such underwriter may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No underwriting agreement (or other agreement in connection with such offering) shall require any Holders of Registrable Securities, in their respective capacities as stockholders and/or controlling persons, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the ownership of such Holder's Registrable Securities and such Holder's intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such Holder pursuant to Section 11(b).

        (c) Notwithstanding any other provision of this Section 8, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities exceeds the number of shares of Registrable Securities which can be sold in such offering, then (i) the number of shares of Registrable Securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by the Company, which shall have priority over the shares of Registrable Securities), and (ii) such reduced number of shares shall be allocated among all participating Holders of Registrable Securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by such Holders at the time of filing the registration statement.

    9. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 7 or 8 hereof to effect the registration of Registrable Securities under the Securities Act, the Company, at its expense and as expeditiously as possible, agrees to:

        (a) In accordance with the Securities Act and all applicable rules and regulations and the intended method or methods of distribution specified in the Initiating Holders' registration request, prepare and, as soon as practicable but in any event within 75 days thereafter, file with the Commission a registration statement with respect to such securities, make all required filings with the NASD, and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold; PROVIDED that in no event shall the Company be required to maintain the effectiveness of any registration statement for more than 4 months (or such longer period of time as may be requested by the managing underwriter in the case of an underwritten offering), except that the Company shall be required to maintain the effectiveness of a Shelf Registration for a period of one year (which period shall be extended for as long as sales of Registrable Securities have been suspended pursuant to Section 9(l) if sales of Registrable Securities have been suspended pursuant to Section 9(l));

        (b) Furnish to the Holders of securities participating in such registration and to the underwriters of the securities being registered without charge such number of copies of the registration statement and each amendment and supplement thereto (in each case including all exhibits and documents filed therewith), preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

        (c) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

        (d) Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

        (e) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

        (f) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

        (g) Prepare and file promptly with the Commission, and promptly notify such Holders of the existence of circumstances giving rise to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

        (h) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

        (i) Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

        (j) Furnish copies of all documents proposed to be filed with the Commission in connection with such registration to (i) in the case of a registration in which any Questor Holder but no Existing Investor is participating, counsel selected by the Questor Holders, (ii) in the case of a registration in which any Existing Investor but no Questor Holders are participating, counsel selected by the Existing

    Investor, and (iii) in the case of a registration in which at least one Questor Holder and at least one Existing Investor is participating, counsel selected jointly by the participating Questor Holders and Existing Investors, and such documents shall be subject to the review of such counsel, the participating Questor Holders and the participating Existing Investors, as the case may be, and the Company shall not file any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus to which any such Person reasonably objected on the grounds that such registration statement or prospectus or amendment or supplement thereto does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof, together with all other documents proposed to be filed in connection therewith, at least five (5) business days prior to the filing thereof; provided, however, that the failure of such Holders or their counsel to review or object to any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus shall not affect the rights of such Holders their respective officers, directors, partners, legal counsel, accountants or controlling Persons or any underwriter or any controlling Person of such underwriter under Section 9 hereof;

        (k) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will make available for inspection upon request by any such Person and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

        (l) Provide in accordance with Section 22(c) hereof a Deferral Certificate to each seller of any Registrable Securities covered by a Shelf Registration at any time that the Company has a pending or in process material transaction (including a financing transaction) or other material development, the disclosure of which would, in the good faith judgment of the Board, materially and adversely affect the Company, whereupon the holders of Registrable Securities being sold pursuant to such Shelf Registration shall suspend sales of such Registrable Securities beginning on the date of receipt of such Deferral Certificate and expiring on the date upon which such information is disclosed to the public or ceases to be material, as evidenced by a notice from the Company to such holders to that effect; PROVIDED, HOWEVER, that such deferral shall in no event be for a period of more than 75 days (but the Company shall use its best efforts to complete the transaction as soon as possible), and no more than one Deferral Certificate relating to a Shelf Registration may be filed in any 180-day period;

        (m) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement,
    (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal matters with respect to the registration as such requesting Holder or Holders may reasonably request, and (ii) letters dated each of such effective date and such closing date, from the independent certified public accountants of the

    Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or if the offering is not underwritten that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other accounting and financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as such requesting Holder or Holders may reasonably request;

        (n) Use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

        (o) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

        (p) Use its commercially reasonable efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (B) if such listing is not practicable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent
    (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter;

        (q) Enter into such agreements and take such other actions as the sellers of Registrable Securities or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition; and

        (r) Use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

    10. EXPENSES. (a) With respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 7 or 8 hereof, the Company agrees to bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; provided, however, that security holders participating in any such registration agree to bear all underwriting discounts and commissions and transfer taxes with respect to their Registrable Securities included in such registration.

        (b) The fees, costs and expenses of registration to be borne by the Company, as provided in paragraph (a) above, shall include all expenses incurred by the Company to comply with Sections 7 and 8, including, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), reasonable fees and disbursements not to exceed $50,000 of one counsel for all of the selling Holders of Registrable Securities, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

    11. INDEMNIFICATION. (a) The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, stockholders, members, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities
Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors, partners, stockholders, members, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, stockholders, legal counsel, accountants or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof. The Company and the Holders of Registrable Securities hereby acknowledge and agree that for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement are statements specifically relating to (a) transactions between such Holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such Holder and its Affiliates, (c) the name and address of such Holder, and (d) the intended method of distribution of such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller.

        (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby severally agrees to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof. The Company and the holders of Registrable Securities hereby acknowledge and agree that for all purposes of this Agreement the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such Holder and its Affiliates, (c) the name and address of such Holder, and (d) the intended method of distribution of such Holder. The indemnity provided by each seller of Registrable Securities under this Section 11(b) shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement.

        (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 11 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 11 and shall not relieve the indemnifying party from liability under this Section 11 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless
    (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or
    (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

        (d) If the indemnification provided for in subsection (a) or (b) of this Section 11 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. If, however, the allocation provided by the immediately preceding sentence is unavailable or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to the indemnifying party on the one hand and the indemnifying party on the other in connection with the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by such party). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities). No party shall be liable for contribution under this Section 11d except to the extent as such party would have been liable to indemnify under this Section 11d if such indemnification were enforceable under applicable law.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

    12. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 12 are (a) to enable the Holders of Registrable Securities to comply with the current public information requirement contained in paragraph (c) of Rule 144 should any such Holder ever wish to dispose of any of the Registrable Securities without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (b) to qualify the Company for the use of registration statements on Form S-3.

    13. STOCKHOLDER INFORMATION. The Company may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement agrees to furnish the Company with such information.

    14. FINANCIAL INFORMATION. From and after the Closing for so long as the Questor Investors beneficially own at least 5% of the fully diluted Common Stock of the Company, including securities convertible into such Common Stock, the Company will deliver to the Questor Holders annual audited and monthly unaudited financial statements and an annual budget prior to the beginning of each fiscal year as approved by the Board.

    15. STOCKHOLDER APPROVAL. (a) STOCKHOLDER MEETING. In order to consummate the transactions contemplated hereby, the Company, acting through its Board, shall, in accordance with applicable law, duly call, set a record date for, give notice of, convene and hold a special meeting of its stockholders (the "SPECIAL MEETING"), as soon as practicable, for the purpose of voting upon the adoption and approval of this Agreement, the Amended and Restated Certificate of Incorporation, the election of directors, and the other transactions contemplated by this Agreement (the "Stockholder Approval"). The Company shall include in the Proxy Statement (as hereinafter defined) the recommendation of the Board that stockholders of the Company vote in favor of the adoption and approval of this Agreement, the Amended and Restated Certificate of Incorporation and the other transactions contemplated by this Agreement. The Existing Investors agree to vote all shares of capital stock of the Company that they own and that may vote on such matters in favor of the adoption and approval of this Agreement, the Amended and Restated Certificate of Incorporation and the other transactions contemplated by this Agreement.

        (b) PROXY STATEMENT. In connection with the solicitation of the Stockholder Approval, the Company shall as promptly as practicable prepare and file with the Commission a preliminary proxy statement relating to this Agreement, the Amended and Restated Certificate of Incorporation and the other transactions contemplated by this Agreement and use all reasonable efforts to obtain and furnish the information required to be included by the Commission in the Proxy Statement (as hereinafter defined). The Company shall consult with the Questor Investors and provide the Questor Investors and their counsel a reasonable opportunity to review all filings with and responses from the Commission. The Company shall respond as promptly as reasonably practicable to any comments made by the Commission with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be filed with the Commission and mailed to its stockholders at the earliest reasonably practicable date (such proxy statement is referred to herein as the "PROXY STATEMENT"). The Questor Investors shall furnish all information concerning the Questor Investors and any new directors to be nominated by Questor for election to the Board as may reasonably be requested by the Company in connection with such filings. The Existing Investors shall furnish all information concerning the Existing Investors and any new directors to be nominated by Thayer for election the Board as may reasonably be requested by the Company in connection with such filings. The Company, after consultation with Questor, shall also take any action required to be taken, and make any other filings required, under the Securities Act, the Exchange Act and applicable state securities laws in connection with the issuance of the Shares, including, without limitation, any filing or statement or report to stockholders required by Rule 14f-1 under the Exchange Act, and the Questor Investors shall furnish all information concerning the Questor Investors as may be reasonably requested by the Company in connection with such actions and filings.

        (c) NO FALSE OR MISLEADING STATEMENTS. The information provided and to be provided by each of the Questor Investors and the Company specifically for use in the Proxy Statement and any other filings with the Commission shall not, with respect to the information supplied by such party, in the case of the Proxy Statement, on the date the Proxy Statement is cleared by the Commission, and, in the case of the Proxy Statement and any other filings with the Commission, on the date upon which the Proxy Statement is mailed to the stockholders of the Company or on the date upon which Stockholder Approval is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Questor Investors and the Company agrees to correct as promptly as reasonably practicable any such information provided by it that shall have become false or misleading in any material respect. The Company shall as promptly as practicable take all steps reasonably necessary to file with the Commission and have cleared by the Commission any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company's stockholders to the extent required by applicable law. The Proxy Statement shall comply as to form and otherwise in all material respects with the provisions of the Exchange Act, the rules and regulations thereunder and other applicable law.

        (d) COMFORT LETTER. The Company shall use all reasonable efforts to cause PricewaterhouseCoopers, LLP, the Company's independent accountants to deliver to the Questor Investors and the Existing Investors a letter dated as of the date of the Proxy Statement and addressed to the Questor Investors and the Existing Investors, in form and substance reasonably satisfactory to Questor, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and its Subsidiaries contained in the Proxy Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the transactions contemplated hereby.

    16. CONDUCT OF BUSINESS PENDING CLOSING. During the period commencing on the date hereof and continuing through the Closing Date, the Company will, and the Company will cause each of its Subsidiaries to, use commercially reasonable efforts to conduct their businesses in, and only in, the ordinary course consistent with past practice (including without limitation to preserve their relationship with customers). By way of explication and without limiting the foregoing, except as expressly contemplated by this Agreement or to the extent that the other party shall otherwise expressly consent in writing:

        (a) ORGANIC CHANGES. Neither the Company nor any of its Subsidiaries will (a) amend its Certificate of Incorporation or Bylaws (or equivalent documents), other than to increase the number of authorized shares of Common Stock and to create the Shares in order to enable the Company to consummate the transactions contemplated by this Agreement, (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, other than regularly scheduled dividends on the Series B Preferred and payment-in-kind dividends on the Series D and Series E Preferred, and except for the planned redemption of the Series B, Series D or Series E Preferred (in each case on terms reasonably satisfactory to the Questor Investors), or
    (d) issue any shares of its capital stock other than upon exercise of Options or conversion of Preferred Stock issued and outstanding on the date hereof or as payment-in-kind dividends pursuant to the certificates of designation of the Preferred Stock.

        (b) INDEBTEDNESS. Other than in the ordinary course consistent with past practice, the Company and each of its Subsidiaries will not incur any Indebtedness, sell any debt securities, lend money to or guarantee the Indebtedness of any Person or restructure or refinance their existing Indebtedness.

        (c) DISPOSITION OF ASSETS. The Company and each of its Subsidiaries will not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien (other than Permitted Liens) upon any of, their properties or assets, tangible or intangible, or any interest therein, except in the ordinary course consistent with past practice.

        (d) CAPITAL EXPENDITURES. Except for capital expenditures in an amount of which shall not exceed $3 million in the aggregate for the Company and its Subsidiaries, the Company and each of its Subsidiaries will not purchase or enter into any contract to purchase any capital assets.

        (e) OTHER ACTIONS. The Company shall not, and shall not permit any Subsidiary, to (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of the Closing Date, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions set forth in

    Section 17(a) not being satisfied, provided, however, that the Company shall have the right to cure any noncompliance with subsections (i) or (ii) above until the shorter of either (A) 30 days from the date of notice thereof or
    (B) until the date of termination of this Agreement pursuant to Section 21 hereof.

    17. CONDITIONS TO CLOSING. (a) CONDITIONS TO THE QUESTOR INVESTORS' OBLIGATIONS AT THE CLOSING. The Questor Investors' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

           (i) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF
       OBLIGATIONS.  The representations and warranties made by the Company in
       Section 4 and by the Existing Investors in Section 6 hereof shall be true and correct in all material respects (or, for any representation or warranty that is qualified as to materiality, true and correct in all respects) as of the date hereof and as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company and the Existing Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing.

           (ii) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may and will be properly obtained subsequent to the Closing).

          (iii) FILING OF CERTIFICATE. The Certificate shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

           (iv) CORPORATE DOCUMENTS. The Company shall have delivered to the Questor Investors or their counsel, copies of all corporate documents of the Company as the Questor Investors shall reasonably request.

           (v) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

           (vi) COMPLIANCE CERTIFICATE. The Company shall have delivered to the Questor Investors a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsection (i) of this Section 15 have been satisfied.

          (vii) LEGAL OPINION. The Questor Investors shall have received from legal counsel to the Company an opinion addressed to it, dated as of the Closing Date, in form and substance reasonably satisfactory to the Questor Investors.

         (viii) DELIVERY OF SHARES. Certificates representing the Shares shall have been delivered to the Questor Investors.

           (ix) STOCKHOLDERS AGREEMENT. A Stockholders Agreement in the form attached hereto as EXHIBIT B (the "STOCKHOLDERS AGREEMENT") shall have been executed and delivered by the parties thereto and the Original Stockholders Agreement shall have been terminated.

           (x) LENDER AGREEMENTS. The Company shall have obtained the Bank Approval, or the Company shall have consummated the refinancing of the Credit Agreement (the "REFINANCING"), in each case on terms reasonably satisfactory to the Questor Investors.

           (xi) PROXY STATEMENT. The definitive Proxy Statement shall have been filed with the Commission and mailed to the stockholders of the Company.

          (xii) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

         (xiii) BY-LAW AMENDMENT. The By-Laws of the Company shall have been amended and restated as set forth in EXHIBIT C.

          (xiv) HSR. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission and still pending which challenges or seeks to enjoin the consummation of such transactions.

          (xv) CERTIFICATE. The Certificate of Incorporation of the Company shall have been amended (A) to increase the authorized shares of capital stock of the Company from 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 200,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock and (B) to delete Article Sixth thereof to the extent that it provides for classification of the Board of Directors into three separate classes.

          (xvi) PREFERRED STOCK. Holders of all outstanding shares of Series D and Series E Preferred Stock shall have consented to the repurchase at the Closing by the Company of such shares and shall have tendered such shares to the Company for repurchase at the Closing in each case on terms reasonably satisfactory to the Questor Investors.

         (xvii) RESIGNATIONS. The Company shall have received resignations from all of the directors on the Board and six directors designated by the Questor Investors and six directors designated by Thayer shall have been elected or otherwise validly appointed by the stockholders of the Company.

         (xviii) REGISTRATION RIGHTS. The Registration Rights Agreement, dated as of July 9, 1998, by and among the Company and the Existing Investors, as amended, and the Registration Rights Agreement, dated May 4, 1998, between ATC Communications Group, Inc. and Thayer shall have been terminated without the imposition of any liability upon, or the granting of any consideration by, the Company or its Subsidiaries.

          (xix) RIGHTS PLAN. The Company shall have terminated the Rights Plan without the imposition of any liability upon, or the granting of any consideration by, the Company or its Subsidiaries.

          (xx) WARRANTS. The Series Five Warrant to Purchase Up To Eight Hundred Thousand (800,000) Shares of Common Stock, $.01 Par Value, dated August 6, 1999, at the Common Stock's Fair Market Value per share, held by Thayer Equity Investors III, L.P. shall have been terminated without exercise or the imposition of any liability upon, or the granting of any consideration by, the Company or its Subsidiaries.

          (xxi) STOCKHOLDER APPROVAL. This Agreement, the Amended and Restated Certificate of Incorporation and the transactions contemplated by this Agreement shall have been adopted and approved by the requisite vote of the stockholders of the Company in accordance with the applicable provisions of the Delaware General Corporation Law.

        (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

           (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties in Section 5 made by the Questor Investors shall be true and correct in all material respects (or, for any representation or warranty that is qualified as to materiality, true and correct in all respects) as of the date hereof and as of the Closing Date, with the same force and effect as if they had been made on and as of said date.

           (ii) PERFORMANCE OF OBLIGATIONS. The Questor Investors shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by the Questor Investors on or before the Closing.

          (iii) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement.

           (iv) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall have been executed and delivered by the parties thereto.

           (v) LENDER AGREEMENTS. The Company shall have obtained the Bank Approval or the Company shall have consummated the Refinancing, in each case on terms reasonably satisfactory to the Company.

           (vi) PAYMENT FOR SHARES. The Company shall have received a wire transfer in the amount of the Purchase Price.

          (vii) PROXY STATEMENT. The definitive Proxy Statement shall have been filed with the Commission and mailed to the stockholders of the Company.

         (viii) LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

           (ix) HSR. Any waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission and still pending which challenges or seeks to enjoin the consummation of such transactions.

           (x) PREFERRED STOCK. Holders of all outstanding shares of Series B, Series D and Series E Preferred Stock shall have consented to the repurchase at the Closing by the Company of such shares and shall have tendered such shares to the Company for repurchase at the Closing.

           (xi) STOCKHOLDER APPROVAL. This Agreement, the Amended and Restated Certificate of Incorporation and the transactions contemplated by this Agreement shall have been adopted and approved by the requisite vote of the stockholders of the Company in accordance with the applicable provisions of the Delaware General Corporation Law.

    18. SURVIVAL OF REPRESENTATIONS; INDEMNITY. (a) SURVIVAL OF REPRESENTATIONS. Subject as set forth below, (i) all representations and warranties (other than representations and warranties as to tax matters and as to the matters set forth in the last three sentences of Section 4(b) and in
Section 4(c)) made by any party hereto in this Agreement or pursuant hereto shall survive for the period commencing on the date hereof and ending on the date thirty days after delivery to the Questor Investors of the Company's audited consolidated financial statements for the fiscal year ended
December 31, 2000, (ii) the representations and warranties as to tax matters made by any party hereto in this Agreement or pursuant thereto shall survive for the applicable tax statute of limitation period, including any extensions thereof, and (iii) the representations and warranties as to the matters set forth in the last three sentences of Section 4(b) and in Section 4(c) shall survive indefinitely.

        (b) GENERAL INDEMNITY. (i) Subject to the terms and conditions of this Section 18, the Company hereby agrees to indemnify, defend and hold the Questor Investors harmless from and against all demands, claims, actions or causes of action, assessments, losses (including diminution in value of the Common Stock or the Shares), damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "DAMAGES"), asserted against, arising out of, imposed upon or incurred by the Questor Investors by reason of or resulting from (x) a breach of any representation, warranty, agreement or covenant of the Company contained in or made pursuant to this Agreement or (y) the matters set forth on Schedule 18(b).

           (ii) Subject to the terms and conditions of this Section 18, the Questor Investors hereby agree to indemnify, defend and hold the Company harmless from and against all Damages asserted against, arising out of, imposed upon or incurred by the Company by reason of or resulting from a breach of any representation, warranty, agreement or covenant of the Questor Investors contained in or made pursuant to this Agreement.

          (iii) Subject to the terms and conditions of this Section 18, the Existing Investors severally hereby agree to indemnify, defend and hold the Questor Investors harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by the Company by reason of or resulting from a breach of any representation, warranty or covenant of the Existing Investors contained in or made pursuant to this Agreement.

        (c) PROCEDURES FOR INDEMNIFICATION. The respective obligations and liabilities of the Questor Investors, on the one hand, and the Company and the Existing Investors, on the other hand (the "INDEMNIFYING PARTY"), to the other (the "PARTY TO BE INDEMNIFIED") under Section 18(b) hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following procedures:

              (A) within 20 days after receipt of notice of commencement of any action or the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing; provided that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 18(c) and shall not relieve the indemnifying party from liability under this Section
           18(c) unless such indemnifying party is prejudiced by such omission;

               (B) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the indemnifying party shall be given at least 15 days prior written notice of the effectiveness of any such proposed settlement or compromise;

               (C) anything in this Section 18(c) to the contrary notwithstanding (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim; and

              (D) in connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

        (d) LIMITATION ON CERTAIN INDEMNITIES. Notwithstanding anything in this Section 18 to the contrary:

           (i) the Company shall not be obligated to indemnify, defend and hold harmless the Questor Investors pursuant to Section 18(b) hereof unless and to the extent that the aggregate amount of such Damages exceeds $450,000; and

           (ii) the Company's aggregate liability and obligation to indemnify, defend and hold harmless the Questor Investors pursuant to said Section 18(b) shall in no event exceed $15,000,000.

    PROVIDED that the limitations set forth in clauses (i) and (ii) above shall not apply in respect of any breach of Sections 7 through 11.

        (e) Following Closing, the indemnity provided for in this Section 18 shall be the sole and exclusive remedy of the Questor Investors or the Company, as the case may be, for the breach of this Agreement PROVIDED that nothing herein shall limit in any way any party's remedies in respect of any intentional breach of this Agreement, any breach of any other agreement among the parties hereto, any fraud or intentional misrepresentation or omission, or any breach of Sections 7 through 11 hereof; PROVIDED, FURTHER that no party shall be entitled to be compensated more than once for the same Damages (including, without limitation, that the Questor Investors shall not be entitled to indemnification under this Section 18 to the extent that the Questor Investors have been compensated for damages that might otherwise give rise to a right of indemnification under this Section 18 as a result of any adjustment to the Series F Preferred Stock Conversion Price made pursuant to Section 7(d) of the Certificate).

    19. INQUIRIES AND NEGOTIATIONS. (a) Prior to the earlier of the termination of this Agreement pursuant to Section 21 hereof or the Closing Date, neither the Company nor any of its Subsidiaries, nor the Existing Investors, nor any of their respective affiliates, directors, officers, employees, representatives, advisors or agents, shall, directly or indirectly, solicit, respond to or initiate any discussions, submissions of proposals or offers or negotiations with, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in facilitate or encourage any effort or attempt by, any person, other than the Questor Investors and its affiliates, representatives and agents, concerning any transaction or series of transactions with a third party of parties concerning any merger, consolidation, sale of substantial assets, sale or exchange of shares of capital stock or other equity securities or sale of debt securities (including without limitation any of the foregoing effected by way of recapitalization, debt restructuring or other similar transaction), involving the Company or any Subsidiary, or any division of the Company or any of its Subsidiaries (such transactions being hereinafter referred to as "ALTERNATIVE TRANSACTIONS"). Upon execution of this Agreement, the Company and the Existing Investors shall immediately cease any existing discussions or negotiations with any parties relating to an Alternative Transaction. The Company or the Existing Investors, as the case may be, shall immediately notify the Questor Investors if any bona fide proposal, offer or other contact is received by, any material information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or the Existing Investors in respect of an Alternative Transaction, and shall, in any such notice to the Questor Investors indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep the Questor Investors informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

    20. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares exclusively for (a) the reduction of outstanding indebtedness, provided that immediately following such reduction as of the Closing Date, there shall remain at least $15,000,000 of immediately available funds under the revolving credit facility under the Credit Agreement or any credit agreement entered into in connection with the Refinancing after taking account of all limitations on borrowing under the Credit Agreement or other credit agreement entered into in connection with the Refinancing, including, without limitation, the borrowing base, (b) the repurchase on the Closing Date of each share of the Company's Preferred Stock issued and outstanding prior to Closing Date and
(c) the payment of fees and expenses in connection therewith and the transactions contemplated by this Agreement.

    21. TERMINATION. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing
Date:

        (a) by the mutual written consent of the Questor Investors and the Company; or

        (b) by the Questor Investors or the Company if the Closing has not occurred on or before December 31, 1999, and this Agreement has not previously been terminated; PROVIDED, that the right to terminate the Agreement under this Section 21(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

        (c) In the event that this Agreement shall be terminated pursuant to this Section 21, all further obligations of the parties under this Agreement, other than the obligations set forth in Sections 22(b), 22(d), 22(e), 22(f), 22(h), 22(l), 22(m), 22(n), 22(o), 22(p) and this Section
    21(c), shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

    22. GENERAL PROVISIONS. (a) FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced. All references in this Agreement to Sections of or Rules under the Securities Act or the Exchange Act are intended to include, and shall be deemed to include, references to all successor Sections and Rules which are intended to replace the Sections and Rules herein referenced.

        (b) INTEGRATION. This Agreement, including the Disclosure Schedules and the exhibits and other attachments hereto and other documents referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supercedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter; without limitation, this
    Section 22(b) terminates Sections 1(iii), 2, 9 and 13 of the Letter Agreement, dated May 10, 1999, between Questor Management Company and the Company (the "CONFIDENTIALITY LETTER"), provided that the remainder of the Confidentiality Letter shall survive until the Closing Date, at which time the entire Confidentiality Letter shall be superceded by this Agreement.

        (c) NOTICES. All notices and other communications which are required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be personally delivered, mailed first class, postage prepaid, registered or certified mail (return receipt requested), or telecopied with confirmed receipt to the person for whom they are intended at the address shown on the signature pages of this Agreement for such party. Each notice or other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or when confirmed if telecopied, or, if sent by mail, at the earlier of actual receipt or five (5) days after the same has been deposited in the United States mail, addressed and postage paid as aforesaid. The addresses for the purposes of this Section 22(c) may be changed by giving written notice to all parties of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses as provided herein shall be deemed to continue in effect for all purposes hereunder. All notices required to be given to Holders of Registrable Securities pursuant to Sections 7, 8 and 9 hereof shall be deemed given to (i) the Questor Holders if given to Questor or such other Person or Persons as may be designated from time to time by Questor, (ii) the Existing Investors, any limited partner of Thayer or any affiliate (as defined under the Securities Act) of any Existing Investor or Thayer's general partner if given to Thayer or such other Person or Persons as may be designated by Thayer.

        (d) CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of law) of the State of Delaware.

        (e) SEVERABILITY. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason by adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which, in its economic effect, shall be as close as possible to the unenforceable or invalid term or provision.

        (f) PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

        (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (h) MODIFICATION, AMENDMENT AND WAIVER. This Agreement may be amended only in writing with the written consent of a majority in interest of the Questor Investors and a majority in interest of the Existing Stockholders and the Company; PROVIDED that any amendment which adversely affects the rights and obligations of any party hereunder may be amended only with the written consent of such party. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 22. Specifically, but without limiting the generality of the foregoing, the failure of the Questor Investors at any time or times to require performance of any provision hereof by the Company shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

        (i) FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such further action, if any, as may reasonably be necessary to carry out the intent of this Agreement, and the Company specifically agrees to cooperate affirmatively with Thayer or Questor, to the extent reasonably requested by Thayer or Questor, to enforce the rights of Thayer or Questor and their assignees hereunder.

        (j) HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

        (k) GENDER AND NUMBER. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Additionally, unless the context requires otherwise, "or" is not exclusive.

        (l) ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        (m) BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except for fees owed to Merrill Lynch & Co., Inc. and Questor Management Company pursuant to the Fee Agreement dated August 25, 1999, in each case to be paid by the Company.

        (n) CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party, or to the extent required by law, court order or the NASDAQ rules, it shall at all times keep confidential and not disclose, divulge, furnish or make accessible to any other Person any information, knowledge or data concerning or relating to the business or financial affairs of the other parties that is not currently in the public domain, or does not come into the public domain other than by a breach by any party hereto of this Agreement, and to which such party has been or shall become privy by reason of this Agreement or any draft or final documentation, letters of intent, term sheets, correspondence, discussions or negotiations relating to this Agreement or the transactions contemplated hereby, the performance of its obligations or the exercise of its rights hereunder or the ownership of the Shares purchased hereunder.

        (o) EXPENSES. The Company shall bear its own expenses, fees, charges and disbursements incurred on its behalf with respect to this Agreement and the transactions contemplated hereby and the expenses, fees, charges and disbursements incurred by the Questor Investors in connection with this Agreement and the transactions contemplated hereby up to a maximum of $350,000, excluding all fees payable in accordance with Section 22(m) herein.

        (p) PUBLIC ANNOUNCEMENTS. The Company and the Existing Stockholders on the one hand, and the Questor Investors, on the other hand, agree that they will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld or delayed), except as may be required by applicable law.

        (q) ADDITIONAL MATTERS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

        (r) ACCESS TO INFORMATION. The Company shall afford to the Questor Investors and their authorized representatives access upon reasonable notice and during normal business hours throughout the period prior to the Closing to all of the books, records, properties, plants and personnel of the Company and its Subsidiaries and, during such period, shall furnish as promptly as practicable to the Questor Investors (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request.

        (s) SERIES B PREFERRED STOCK. The Company shall use its best efforts to repurchase and retire all outstanding shares of Series B Preferred Stock at or prior to Closing on terms reasonably satisfactory to the Questor Investors.

            [SIGNATURE PAGE OF SERIES F CONVERTIBLE PREFERRED STOCK
                  PURCHASE AND REGISTRATION RIGHTS AGREEMENT]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

                                       COMPANY:

                                       AEGIS COMMUNICATIONS GROUP, INC.,

                                       a Delaware corporation

                                       By:
                                       --------------------------------------

                                           Name:

                                           Title:

                                       Address: ATC Communications Group, Inc.
                                              7880 Bent Branch Drive
                                              Suite 150
                                              Irving, Texas 75063

                                       QUESTOR:
                                       QUESTOR PARTNERS FUND II, L.P.
                                       a Delaware limited partnership

                                       By: Questor General Partner II, L.P.,
                                          its General Partner

                                       By: Questor Principals II, Inc.,
                                          its General Partner

                                       By:
                                       --------------------------------------

                                       Name:
                                       --------------------------------------

                                       Title:
                                       --------------------------------------

                                       Address: c/o Organization Services, Inc.
                                              3411 Silverside Road
                                              Wilmington, Delaware 19810
                                              Attention: Gilbert Warren

                                       With a copy to:

                                       Questor Management Company

                                       Address: 4000 Town Center
                                              Suite 530
                                              Southfield, Michigan 48075

                                       QUESTOR SIDE-BY-SIDE
                                       PARTNERS II, L.P.
                                       a Delaware limited partnership

                                       By: Questor Principals II, Inc.

                                       By:
                                       --------------------------------------

                                       Name:
                                       --------------------------------------

                                       Title:
                                       --------------------------------------

                                       Address: c/o Organization Services, Inc.
                                              3411 Silverside Road
                                              Wilmington, Delaware 19810
                                              Attention: Gilbert Warren

                                       With a copy to:

                                       Questor Management Company

                                       Address: 4000 Town Center
                                              Suite 530
                                              Southfield, Michigan 48075

                                       QUESTOR SIDE-BY-SIDE
                                       PARTNERS II 3(C)(1), L.P.
                                       a Delaware limited partnership

                                       By: Questor Principals II, Inc.

                                       By:
                                       --------------------------------------

                                       Name:
                                       --------------------------------------

                                       Title:
                                       --------------------------------------

                                      Address: c/o Organization Services, Inc.
                                             3411 Silverside Road
                                             Wilmington, Delaware 19810
                                             Attention: Gilbert Warren

                                      With a copy to:

                                      Questor Management Company

                                      Address: 4000 Town Center
                                             Suite 530
                                             Southfield, Michigan 48075

                                       TC CO-INVESTORS, LLC
                                       a Delaware limited liability company

                                       By: TC Management Partners, LLC
                                          a Delaware limited liability
                                          company, its General Partner

                                       By:
                                       --------------------------------------

                                       Name:
                                       --------------------------------------

                                       Title:
                                       --------------------------------------

                                       Address: 1455 Pennsylvania Avenue, N.W.
                                              Washington, D.C. 20004

                                       THAYER EQUITY INVESTORS III, L.P.
                                       a Delaware limited partnership

                                       By: TC Equity Partners, LLC
                                          a Delaware limited liability
                                          company, its General Partner

                                       By:
                                       --------------------------------------

                                       Name:
                                       --------------------------------------

                                       Title:
                                       --------------------------------------

                                       Address: 1455 Pennsylvania Avenue, N.W.
                                              Washington, D.C. 20004

                                       ITC SERVICES COMPANY
                                       a Delaware corporation

                                       By:
                                       --------------------------------------

                                       Name:
                                       --------------------------------------

                                       Title:
                                       --------------------------------------

                                       Address:
                                       --------------------------------------

                                             --------------------------------

                                             --------------------------------

                                          EDWARD BLANK

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                                --------------------------------

                                                --------------------------------

                                          TRUSTS CREATED BY EDWARD BLANK AS BOTH
                                          GRANTOR AND TRUSTEE UNDER ARTICLE
                                          FOURTH OF THE EDWARD BLANK 1995
                                          GRANTOR RETAINED ANNUITY TRUST

                                          a New Jersey trust

                                          By:
                                          --------------------------------------
                                          Name: Sharon Blank
                                          Title: Trustee

                                          Address:
                                          --------------------------------------

                                                --------------------------------

                                                --------------------------------

                                                                      EXHIBIT A

                            SERIES F PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION

                                       OF
                            ------------------------

                        AEGIS COMMUNICATIONS GROUP, INC.
                            (A DELAWARE CORPORATION)
                            ------------------------

    (PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

    Aegis Communications Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY THAT:

    WHEREAS, pursuant to authority conferred upon the Board of Directors of the Corporation (the "BOARD") by the Amended and Restated Certificate of Incorporation of the Corporation (the "CERTIFICATE") and Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolutions were duly adopted by unanimous written consent of the Board dated
August   , 1999, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate or Bylaws of the Corporation or any certificate of designation filed by the Corporation pursuant to Section 151 of the DGCL;

    NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority vested in the Board by the Certificate and Section 151 of the DGCL a series of Preferred Stock of the Corporation to be known as "SERIES F PREFERRED STOCK" is hereby established and provided for and the Board of Directors hereby fixes, states and expresses the powers, designation, preferences and relative, participating, optional and other special rights of such series and the qualifications, limitations or restrictions of such series, as follows:

     I. DESIGNATION. The Board does hereby provide for the issuance of a new series of Preferred Stock of the Corporation, to be designated and known as Series F Preferred Stock.

     II. NUMBER OF SHARES. The number of shares constituting the Series F Preferred Stock shall be and the same is hereby fixed at 46,750.

    III. CAPITAL. For the purpose of Section 154 of the DGCL the amount to be represented as capital for each share of Series F Preferred Stock is and shall at all times be $1,000.00.

    Section 1. DEFINITIONS. (a) For purposes of this Certificate of Designation, the following definitions shall apply:

        "ADJUSTED EBITDA" means, for the year ended December 31, 1999, the sum (without duplication), derived from the Corporation's audited consolidated statement of operations for such period, of (a) Net Income; (b) the amount deducted, in determining Net Income, representing amortization, provided that in no event shall such amount include more than $1,469,000 in respect of the period beginning January 1, 1999 and ended June 30, 1999 (the "STUB PERIOD"); (c) the amount deducted, in determining Net Income, of all income taxes (whether paid or deferred), provided that in no event shall such amount include more than ($3,982,000) in respect of the Stub Period;
    (d) the amount deducted, in determining Net Income, representing Interest Expense, provided that in no event shall more than $3,580,000 be included as Interest Expense in respect of the Stub Period; (e) the amount deducted, in determining Net Income, representing depreciation of assets, provided that in no event shall such amount include more than $6,206,000 in respect of the Stub Period; (f) the amount deducted, in determining Net Income, representing the goodwill writeoff in the amount of $20,399,000 recorded in the Stub Period; (g) the amount deducted, in determining Net Income, representing the restructuring charge in the amount of $541,000 recorded in the Stub Period; and (h) fees and expenses relating to the issuance of the Series F Preferred Stock and related transactions deducted in determining Net Income consisting of (i) the transaction fees and expenses of Merrill Lynch & Co. and Questor Management Company, (ii) the transaction legal and accounting fees and expenses of the Corporation,
    (iii) extraordinary bank fees incurred during the period beginning July 1, 1999 and ending December 31, 1999 (the "SECOND STUB PERIOD"), (iv) the transaction expenses of TC Management Partners, LLC, and (v) consulting fees, executive severance costs (including in respect of non-cash charges in connection with the acceleration of employee stock options), executive search and relocation costs, any increases in the salary of the Chairman of the Corporation, and other non-recurring charges incurred during the Second Stub Period, net of related savings, in each case with respect to this clause (v) as mutually agreed by a Majority of the Series F Preferred Stock and the Corporation.

        "AFFILIATES" shall mean any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Person specified. No Person shall be deemed to be an Affiliate of another Person solely as a consequence of the Purchase Agreement or the Stockholders Agreement or the transactions contemplated thereby.

        "BOARD" means the board of directors of the Corporation.

        "BUSINESS DAY" shall mean a day which is not a Saturday, Sunday or legal holiday on which banking institutions in New York are authorized to close.

        "CHANGE IN CONTROL TRANSACTION" means any of the following:

           (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation, or any of its Subsidiaries or any Investor or Excluded Group (an "ACQUIRING PERSON"), of beneficial ownership (within the meaning of Rule 13d-5 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

           (b) the individuals who at the beginning of any 12 consecutive month period following the Original Issue Date that constituted a majority of the directors of the Corporation (the "INCUMBENT MAJORITY") cease for any reason to constitute at least a majority of such directors; provided that
       (i) any individual becoming a director whose election, or nomination for election by the Corporation's stockholders was approved by a vote of the stockholders having the right to designate such director in accordance with the Stockholders Agreement, and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the Corporation was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; or

           (c) the approval by the stockholders of the Corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such reorganization, merger or consolidation; or

           (d) the sale or other disposition of assets representing 50% or more of the assets of the Corporation and its Subsidiaries in one transaction or a series of related transactions.

        "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Corporation.

        "COMMON STOCK'S FAIR MARKET VALUE" shall mean, as of any date, the fair market value of a share of Common Stock on such date. Such fair market value on a date shall mean (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if shares of the Common Stock are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM;
    (iii) if the shares of the Common Stock are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for the Common Stock, the fair market value thereof as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

        "DEFAULT RATE" means 15% per annum.

        "DIVIDEND RATE" means 9.626% per annum.

        "EQUITY SECURITY" means any stock or similar security of the Corporation or any security (including indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any such stock or similar security, or any security (including indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any such stock or similar security, or any such warrant or right.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCLUDED GROUP" means a "GROUP" (as such term is used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for purposes of this definition only, any party to the Stockholders Agreement.

        "INTEREST EXPENSE" means, for any period, the aggregate consolidated cash interest expense of the Corporation for such period, determined in accordance with generally accepted accounting principles consistently applied.

        "INVESTMENT VALUE" of any share of Series F Preferred Stock, means, as of any date, the sum of (i) the Per Share Amount for such Series F Preferred Stock, plus (ii) the amount of any unpaid dividends on such share added to the Investment Value of such share on any Dividend Reference Date pursuant to Section 2(a); and in the event of any liquidation, dissolution or winding up of the Corporation, within the meaning of Section 3, or a Change in Control Transaction, or the redemption or conversion of such share, unpaid dividends on such share, whether or not earned or declared, will be added to the Investment Value of such share on the payment or distribution date under Section 3 or 4, as the case may be, or on the Optional Redemption Date (as defined in Section 5), or on the Conversion Date (as defined in Section 7), as the case may be, calculated cumulatively on a daily basis to the close of business on such payment date, distribution date, or Conversion Date or Optional Redemption Date, as the case may be.

        "INVESTORS" means Questor, Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II (3)(c)(1), L.P., Thayer, TC Co-Investors, LLC and their respective Affiliates (including for this purpose any of their limited or general partners).

        "JUNIOR STOCK" shall mean the Common Stock and all other shares of capital stock of the Corporation, whether presently outstanding or hereafter issued other than the Series F Preferred Stock.

        "MAJORITY OF THE SERIES F PREFERRED STOCK" shall mean more than 50% of the outstanding shares of Series F Preferred Stock.

        "NET INCOME" means, for the year ended December 31, 1999, the consolidated net income of the Corporation for such period, determined in accordance with generally accepted accounting principles consistently applied, provided that for purposes of determining the Corporation's Adjusted EBITDA, in no event shall the Net Income of the Corporation for the Second Stub Period used in such determination exceed ($28,278,000) and further provided that for purposes of determining the Corporation's Adjusted EBITDA, in no event shall the Net Income of the Corporation for the Second Stub Period include extraordinary or nonrecurring gains except to the extent included in the Revised 1999 Operating Plan--Summary with Regional Detail, dated July 13, 1999, and specifically disclosed to Questor prior to
    August   , 1999.

        "ORIGINAL ISSUE DATE" shall mean the first date on which shares of Series F Preferred Stock are issued.

        "OUTSTANDING OPTIONS" shall mean options granted under the Corporation's 1992 Stock Option Plan, rights granted under the 1996 Stock Exchange Rights Plan, options granted under the Corporation's 1996 Stock Option and Restricted Stock Plan and options granted under the Corporation's 1998 Stock Option Plan.

        "OUTSTANDING WARRANTS" shall mean: (i) Warrant to Purchase One Million One Hundred Thousand (1,100,000) Shares of Common Stock, $.01 Par Value, dated April 7, 1998, at the price of $1.96 per share, held by Thayer Equity Investors III, L.P.; (ii) Warrants to purchase 350,000 shares of Common Stock issued pursuant to a commitment letter from Thayer to the Company at an exercise price of $2.375; (iii) Series Four Warrant to Purchase Nine Hundred Seven Thousand Nine Hundred Eighty-Four (907,984) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Thayer Equity Investors III, L.P.; (iv) Series Four Warrant to Purchase Forty-Two Thousand Ninety-One (42,091) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank; (v) Series Four Warrant to Purchase Nine Thousand Nine Hundred Seventy-Eight (9,978) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by Edward Blank 1995 Grantor Retained Annuity Trust; (vi) Series Four Warrant to Purchase Thirty-Nine Thousand Nine Hundred Forty-Seven (39,947) Shares of Common Stock, $.01 Par Value, dated June 30, 1999, at the price of $.90625 per share, held by ITC Service Company; or (vii) Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc. to Edward Blank, to purchase 25,403 shares for $808,600 and the Stock Purchase Warrant, dated as of December 17, 1997, from IQI, Inc., to purchase 6,013 shares for $191,400 (such two Stock Purchase Warrants to purchase IQI, Inc. shares having been converted into warrants to purchase 306,347 shares, in aggregate, of Common Stock at an exercise price of $3.26 per share).

        "PER SHARE AMOUNT" means $1,000.00 (appropriately adjusted for subdivisions or combinations of the Series F Preferred Stock).

        "PERSON" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

        "PREFERRED STOCK" means Preferred Stock, $.01 par value per share, of the Corporation.

        "PURCHASE AGREEMENT" means the Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement, dated as of August 25, 1999, by and among the Corporation, Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side
    Partners II 3(c)(1), L.P., Thayer, TC Co-Investors LLC, ITC Services Company, Edward Blank and trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust.

        "QUESTOR" means Questor Partners Fund II, L.P.

        "SERIES F CERTIFICATE OF DESIGNATION" means this Certificate of Designation of the Series F Preferred Stock filed with the Delaware
    Secretary of State on [       , 1999].

        "SERIES F PREFERRED STOCK" shall mean the Series F Preferred Stock, par value $.01 per share, of the Corporation.

        "SPECIAL CONVERSION PRICE" shall mean $1.661.

        "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of
         , 1999 among the Corporation, Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II 3(c)(1), L.P., Thayer and TC Co-Investors III, L.P.

        "SUBSIDIARY" shall mean, with respect to the Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.

        "THAYER" shall mean Thayer Equity Investors III, L.P., a Delaware limited partnership.

        "VOTING STOCK" shall mean any shares having general voting power in electing the Board (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock is Voting Stock.

    Section 1.  DEFINITIONS.  (a) For purposes of this Certificate

    Section 2. DIVIDENDS. (a) RIGHT TO DIVIDENDS. (i) Each of the holders of record of the Series F Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the rate and in the manner provided herein in preference to the payment of dividends on any Junior Stock. Dividends on each share of the Series F Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accumulate and accrue from day to day thereafter, whether or not earned or declared. Dividends shall accumulate and accrue on each share of Series F Preferred Stock from the Original Issue Date and shall not be affected by the transfer of shares of Series F Preferred Stock thereafter or the cancellation and issuance or reissuance of certificates evidencing such shares.

        (ii) Dividends will be calculated cumulatively on a daily basis on each share of Series F Preferred Stock at the Dividend Rate (or, pursuant to
    Section 4(c)(ii) at the Default Rate) per annum on the

    Investment Value thereof. To the extent not paid on any March 31, June 30, September 30 or December 31 of any year (each a "DIVIDEND REFERENCE DATE"),
    commencing      , 1999, all dividends which have been calculated on each
    share of Series F Preferred Stock then outstanding during the three-month period (or other period in the case of the first Dividend Reference Date) ending on such Dividend Reference Date, whether or not earned or declared, will be added to the Investment Value of such share on such Dividend Reference Date and will remain a part thereof until such share of Preferred Stock is converted, redeemed, repurchased or otherwise retired in accordance with the terms hereof. If any Dividend Reference Date is not a Business Day, the dividend otherwise due on such date shall be paid on the next following Business Day (and this extension shall be included in the determination of such dividend payment).

        (b) ADDITIONAL DIVIDENDS. After cumulative dividends on the Series F Preferred Stock for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, or added to the Investment Value of each share of Series F Preferred Stock as provided in
    Section 2(a)(ii) hereof, if the Board shall elect to declare additional dividends, such additional dividends shall be declared in equal amounts per share on all shares of Series F Preferred Stock and Common Stock, but with each share of Series F Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series F Preferred Stock could be converted, in accordance with provisions of this Series F Certificate of Designation, at the record date for the determination of stockholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared.

    Section 3.  LIQUIDATION RIGHTS OF SERIES F PREFERRED STOCK.

        (a) SERIES F PREFERRED STOCK PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series F Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock, an amount equal to the Investment Value per share with respect to the Series F Preferred Stock on the date of payment. If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series F Preferred Stock under this Section 3(b) shall be insufficient to permit the payment to such stockholders of the full preferential amounts therein, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Series F Preferred Stock on the basis of the number of shares of Series F Preferred Stock held.

        (b) REMAINING ASSETS. After the payment or distribution to the holders of the Series F Preferred Stock of the full preferential amounts aforesaid, the holders of the Common Stock and the holders of the Preferred Stock shall be entitled to receive ratably all remaining assets of the Corporation to be distributed, but with all holders of shares of Preferred Stock, treated (for this purpose only) as if they had converted their shares of the Preferred Stock into Common Stock in accordance with the conversion provisions of the certificate of designation or other instrument governing such Preferred Stock.

    Section 4. CHANGE IN CONTROL TRANSACTION. (a) In the event there occurs a Change in Control Transaction, the Company will offer to purchase from each holder of the Series F Preferred Stock, in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, if any, or a combination thereof, at the closing of any such transaction, each share of Series F Preferred Stock held by such holder, for an amount equal to the Investment Value per share thereof, as of the date of full payment therefor (the "CHANGE IN CONTROL REDEMPTION PRICE") by delivery of a notice of such offer (a "CHANGE IN CONTROL REDEMPTION NOTICE"), and each holder of Series F Preferred Stock shall have the right (but not the obligation) to require the Corporation to purchase any or all of the Series F Preferred Stock held by such holder for the Change in Control Redemption Price. Each holder of Series F Preferred Stock shall also be permitted, until the fifteenth business day following delivery of the Change in Control Notice, to convert any or all of the shares of Series F Preferred Stock held by such holder pursuant to Section 7 below, and any shares of Common Stock issuable upon conversion of any Series F Preferred Stock converted pursuant to this sentence after a Change in Control Transaction has occurred shall be entitled to receive the same amount of cash, securities and other property in connection with such Change in Control Transaction as the Common Stock outstanding prior to the Change in Control Transaction.

        (b) Any securities or other property to be delivered to the holders of the Series F Preferred Stock or Junior Stock pursuant to Section
    4(a) hereof shall be valued as follows:

           (i) Securities not subject to investment letter or other similar restrictions on free marketability:

              (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 10-day period ending three (3) days prior to the closing of any Change in Control Transaction;

               (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 10-day period ending three (3) days prior to the closing of any Change in Control Transaction; and

               (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

           (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

          (iii) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Corporation and the holders of a Majority of the Series F Preferred Stock.

           (iv) If the holders of a Majority of the Series F Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board and the holders of a Majority of the Series F Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

        (c) In the event the requirements of Section 4(a) hereof are not complied with, or provision has not been made therefor by the setting apart of cash and securities sufficient to permit the Corporation to comply with such requirements:

           (i) with respect to any Change in Control Transaction as to which the Corporation is a party,

              (A) the Corporation will cause the closing of such Change in Control Transaction to be postponed until such time as the requirements of this Section 4 have been complied with or adequate provision therefor has been made; or

               (B) the Corporation will cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series F Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(d) hereof; and

           (ii) with respect to any Change in Control Transaction as to which the Company is not a party, Dividends will be calculated at the Default Rate until such time as the requirements of Section 4(a) are complied with or adequate provision therefor has been made.

        (d) The Corporation shall give each holder of record of Series F Preferred Stock written notice of an impending Change in Control Transaction, if known to the Corporation, not later than the earlier of
    (i) thirty (30) days prior to the stockholders' meeting called to approve such transaction, and (ii) thirty (30) days prior to the closing of such transaction. Such notice shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4. No later than five business days following the occurrence of a Change in Control Transaction, the Corporation shall deliver a Change in Control Redemption Notice to each holder of Series F Preferred Stock, which notice shall set forth (A) each holder's right to require the Corporation to redeem all or any portion of the shares of Series F Preferred Stock held by it at the Change in Control Redemption Price, (B) a date upon which such redemption is offered to take place (which date shall be no more than 30 business days following the date of such Change in Control Redemption Notice), and
    (C) the procedures to be followed by such holder in exercising its right to cause such redemption. In the event a holder of shares of Series F Preferred Stock shall elect to require the Corporation to redeem any or all such shares of Series F Preferred Stock pursuant to Section 4(a), such holder shall deliver within 15 business days of delivery of the Corporation's Change in Control Notice, a written notice to the Corporation so stating, specifying the number of shares to be redeemed pursuant to Section 4(a). The Corporation shall, in accordance with the terms hereof, redeem the number of shares so specified on the date fixed for redemption. Failure of the Corporation to give any notice shall not prejudice the rights of any holders of such of Series F Preferred Stock to cause the Corporation to redeem all such shares held by them.

        (e) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

    Section 5. REDEMPTION. (a) RESTRICTION ON REDEMPTION AND PURCHASE. Except as expressly provided in this Section 5, the Corporation shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series F Preferred Stock.

        (b) OPTIONAL REDEMPTION. At any time after the fifth but before the eighth anniversary of the Original Issue Date, the Corporation may, at its option, redeem not less than 60% of all of the then issued and outstanding Series F Preferred Stock (the "OPTIONAL REDEMPTION"), at the Redemption Price hereinafter specified; PROVIDED, HOWEVER, that the Corporation shall not be entitled to redeem the Series F Preferred Stock or give notice of any redemption unless the Corporation has sufficient and lawful funds to redeem all of the then outstanding Series F Preferred Stock. The date on which the Series F Preferred Stock is to be redeemed pursuant to this
    Section 5(b) is herein called the "OPTIONAL REDEMPTION DATE."

        (c) REDEMPTION PRICE. The Redemption Price per share of the Series F Preferred Stock (the "REDEMPTION PRICE"), shall be the Investment Value per share thereof as of the Optional Redemption Date. In connection with an Optional Redemption, the Corporation shall pay the Redemption Price for the Series F Preferred Stock to be redeemed in cash.

        (d)  REDEMPTION NOTICE.  The Corporation shall, not less than thirty
    (30) days nor more than sixty (60) days prior to the Optional Redemption Date give written notice ("REDEMPTION NOTICE") to each holder of record of Series F Preferred Stock to be redeemed. The Redemption Notice shall state:

           (i) That not less than 60% of the outstanding shares of Preferred Stock are to be redeemed and the total number of shares being redeemed;

           (ii) The number of shares of Series F Preferred Stock held by the holder which the Corporation will redeem (which will be determined PRO RATA based on the number of shares of Series F Preferred Stock held by each holder);

          (iii) The Optional Redemption Date and the aggregate Redemption Price for the shares of Series F Preferred Stock held by such holder;

           (iv) That the holder's right to convert the Series F Preferred Stock will terminate on the Optional Redemption Date; and

           (v) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series F Preferred Stock to be redeemed.

        (e) PAYMENT OF REDEMPTION PRICE AND SURRENDER OF STOCK. On the Optional Redemption Date, the Redemption Price of the Series F Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series F Preferred Stock. On or before the Optional Redemption Date, each holder of Series F Preferred Stock to be redeemed, unless the holder has exercised its right to convert the shares as provided in Section 7, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

        (f) TERMINATION OF RIGHTS. If the Redemption Notice is duly given, and if at least ten (10) days prior to the Optional Redemption Date the Redemption Price per share of Series F Preferred Stock to be redeemed is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Series F Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Optional Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price per share of such Series F Preferred Stock without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 7 on or before the Optional Redemption Date.

    Section 6. VOTING RIGHTS. In addition to any voting rights provided by law, the holders of shares of Series F Preferred Stock shall have the following voting rights:

        (a) So long as any shares of the Series F Preferred Stock are outstanding, each share of Series F Preferred Stock shall entitle the holder thereof to vote, in person or by proxy or written consent, at a special or annual meeting of stockholders or in any written consent of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series F Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his number of Series F Preferred Stock into Common Stock pursuant to
    Section 7 on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

        (b) For so long as these are shares of Series F Preferred Stock issued and outstanding with an aggregate Investment Value of at least $15 million, if at any time or from time to time holders of a Majority of the Series F Preferred Stock shall so request, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a Majority of the Series F Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "ADDITIONAL DIRECTORS") of the Corporation to fill such newly-created directorships. Notwithstanding the foregoing, no member of the Excluded Group shall be permitted to elect, pursuant to the preceding sentence, more than the number of directors that such member of the Excluded Group has a right to designate for nomination and election to the Board of Directors pursuant to the Stockholders Agreement.

    Section 7. CONVERSION. The holders of Series F Preferred Stock shall have the following conversion rights:

        (a) RIGHT TO CONVERT. Each share of Series F Preferred Stock shall be convertible, at any time prior to the eighth anniversary of the Original Issue Date at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock and shall convert without any further action on the part of the holder thereof, on the eighth anniversary of the Original Issue Date.

        (b) CONVERSION PRICE. The Series F Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) in effect at the time of conversion, or if the holders of Series F Preferred Stock convert prior to the issuance of the Final EBITDA Certificate (as hereinafter defined), the Special Conversion Price, into the Investment Value of each share of Series F Preferred Stock being converted as of the Conversion Date (as hereinafter defined). The Conversion Price shall be $1.506, subject to adjustment from time to time as provided below (the "CONVERSION PRICE").

        (c) MECHANICS OF CONVERSION. Each holder of Series F Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series F Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series F Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made (i) immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series F Preferred Stock to be converted, or (ii) on the eighth anniversary of the Original Issue Date in the case of mandatory conversion (such date referred to in clauses (i) and (ii), the "CONVERSION DATE"), and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Any holder of Series F Preferred Stock mandatorily converted on the eighth anniversary of the Original Issue Date shall be entitled, upon surrender of the certificate or certificates therefor, duly endorsed at the office of the Corporation or of any transfer agent for the Series F Preferred Stock or Common Stock, to promptly receive from the Corporation certificates representing the shares of Common Stock to which such holder is entitled.

        (d) EBITDA ADJUSTMENT. The Conversion Price shall be adjusted to the extent that the Corporation's Adjusted EBITDA is less than or more than $17,000,000. For each $500,000 (and/or fraction thereof) that the Corporation's Adjusted EBITDA is greater than $17,000,000, the Conversion Price will be increased by $0.031. For each $500,000 (and/or fraction thereof) that the Corporation's Adjusted EBITDA is less than $17,000,000, the Conversion Price will be decreased by $0.031 (and/or fraction thereof). In no case, however, shall the resulting Conversion Price be less than $1.351 or more than $1.661. For purposes of the adjustment described in this clause (d), the Corporation and the Investors shall engage PricewaterhouseCoopers, LLP ("PWC"), at the Corporation's expense, to calculate the Adjusted EBITDA of the Corporation and to provide a certificate (the "EBITDA CERTIFICATE") to the Corporation and each of the Investors setting forth such calculation. Within 15 days after the issuance of the Corporation's audited financial statements, PWC shall send a draft of the EBITDA Certificate (the "DRAFT EBITDA CERTIFICATE") to the Investors and the Corporation, each of whom shall have 30 days thereafter (the "OBJECTION PERIOD") to make any objection thereto or suggest any changes in order to conform the calculation therein to the terms of this Certificate of Designation. Failure by any party to make any objection or suggest any such changes within the Objection Period will be deemed to constitute acceptance of the Draft EBITDA Certificate. The Corporation will use its best efforts to cause PWC to issue the EBITDA Certificate (the "FINAL EBITDA CERTIFICATE") as promptly as practicable, but in any event no later than 30 days following the expiration of the Objection Period, and the Final EBITDA Certificate shall be binding on all parties, including without limitation the Corporation and the Investors and their successors and assigns.

        (e) STOCK DIVIDENDS. In case the Corporation after the date hereof shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Conversion Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

        (f) STOCK SPLITS AND REVERSE SPLITS. In case after the date hereof outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the date hereof outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

        (g) OPTIONS, RIGHTS, AND WARRANTS. In case the Corporation after the date hereof shall issue options, rights or warrants to holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Common Stock's Fair Market Value on the record date for the determination of stockholders entitled to receive such options, rights or warrants, the Conversion Price in effect at the opening of business on the day following such record date shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so to be offered would purchase at the Common Stock's Fair Market Value and (y) the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock so to be offered for subscription or purchase, such adjustment to become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Options, rights or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which options rights or warrants (i) are deemed to be transferred with such shares of Common Stock,
    (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Series F Preferred Stock, in each case in clauses
    (i) through (iii) until the occurrence of a specified event or events (a "TRIGGER EVENT"), shall for purposes of this subsection (g) not be deemed issued until the occurrence of the earliest Trigger Event.

        (h) SPECIAL DIVIDENDS. In case the Corporation after the date hereof shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (excluding any regular periodic cash dividend), Equity Securities (other than Common Stock) or rights to subscribe (excluding those referred to in subsection (g) above) for Equity Securities other than Common Stock, in each such case the Conversion Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Conversion Price by a fraction of which (x) the numerator shall be the Common Stock's Fair Market Value on such record date, less the then-current fair market value as of such record date (as determined in accordance with Section 4(b)) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock, and (y) the denominator shall be the Common Stock's Fair Market Value, such adjustment to become effective immediately prior to the opening of business on the day following such record date; PROVIDED, HOWEVER, that no adjustment shall be made if the Corporation issues or distributes to each holder of Series F Preferred Stock the subscription rights referred to above that each holder of Series F Preferred Stock would have been entitled to receive had the Series F Preferred Stock held by such holder been converted prior to such record date. The Corporation shall provide any holder of Series F Preferred Stock, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity Securities referred to in this subsection (h). Rights, options or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights, options or warrants (i) are deemed to be transferred with such shares of Common Stock,
    (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Series F Preferred Stock, in each case in clauses
    (i) through (iii) until the occurrence of a Trigger Event, shall for purposes of this subsection (h) not be deemed issued until the occurrence of the earliest Trigger Event.

        (i) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In the event that at any time or from time to time the Common Stock issuable upon the conversion of the Series F Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of Series F Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

        (j) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this
    Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation and its subsidiaries' properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series F Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the appropriate

    Conversion Price then in effect and the number of shares purchasable upon conversion of the Series F Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

        (k) If any event occurs as to which Sections 7(e), 7(f), 7(g), 7(h), 7(i) and 7(j) are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Series F Preferred Stock in accordance with the essential intent and principles of such provisions, then there shall be made such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such conversion rights as aforesaid.

        (l) FURTHER ADJUSTMENT. The Conversion Price shall be reduced by $.005 on each of the first eight anniversaries of the Original Issue Date, which adjustment shall be prorated on a daily basis during each twelve month period between such anniversaries.

        (m) WHEN ADJUSTMENT NOT REQUIRED. If the Corporation shall take a record of the holders of its Common Stock for purposes of taking any action that requires an adjustment of the Conversion Price under this Section 7, and shall, thereafter and before the effective date of such action, legally abandon its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

        (n)  ACCOUNTANTS' CERTIFICATE OF ADJUSTMENT.  Except as provided in
    Section 7(d), in each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series F Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series F Preferred Stock at the holder's address as shown in the Corporation's books; PROVIDED that the Corporation shall be required to deliver such a certificate to holders of Series F Preferred Stock in connection with the adjustments required pursuant to Section 7(l) only (i) once each year, within 45 days following the anniversary of the Original Issue Date, which will reflect all adjustments made through such anniversary, and (ii) no later than five days following the setting of any record date to determine the stockholders of the Corporation entitled to vote at any meeting of stockholders, which will reflect all adjustments made through such record date. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

        (o) NOTICES OF RECORD DATE. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series F Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

        (p) FRACTIONAL SHARES. Fractional shares of Common Stock otherwise issuable upon conversion of shares of Series F Preferred Stock held by a single holder shall be aggregated into whole shares and issued to such holder. Otherwise, no fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. Except as provided above, in lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

        (q) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        (r) NOTICES. Any notice required or permitted by this Section 7 or any other provision of this Certificate of Designation to be given to a holder of Series F Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed
    (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 7880 Bent Branch Drive, Suite 150, Irving, Texas 75063, or (iii) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

        (s) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series F Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series F Preferred Stock, so converted were registered.

        (t) NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its certificate of incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against dilution or other impairment.

    Section 8.  RESTRICTIONS AND LIMITATIONS.  So long as any shares of
Series F Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent by the holders of a Majority of the Series F Preferred Stock:

        (a) Authorize, create or issue any new class or series of capital stock or any other securities convertible into equity securities of the Corporation (other than Common Stock) having a preference over, or being on parity with, the Series F Preferred Stock with respect to voting, dividends, redemption, liquidation or dissolution of the Corporation;

        (b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series F Preferred Stock;

        (c)  Increase or decrease the par value of the Series F Preferred Stock;

        (d) Alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely;

        (e) Engage in any transaction described in clauses (c) and (d) of the definition of Change in Control, provided that, notwithstanding anything to the contrary herein, the rights of the holders of Series F Preferred Stock pursuant to this Section 8(e) shall terminate at such time as the aggregate Investment Value of all the Series F Preferred Stock outstanding is less than $5 million; or

        (f) Declare or pay any dividend (whether in cash or in shares of Common Stock or any other capital stock of the Corporation) on or declare or make any other distribution, direct or indirect, on account of the Junior Stock or set apart any sum for any such purpose.

    Section 9. NO REISSUANCE OF SERIES F PREFERRED STOCK. No share or shares of Series F Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and, upon such event, all such shares shall resume the status of authorized but unissued shares of Preferred Stock.

    Section 10. MISCELLANEOUS. Dollar amounts herein that appear within parentheses represent negative numbers. All references in this Agreement to Sections of or Rules under the Securities Act or the Exchange Act are intended to include, and shall be deemed to include, references to all successor Sections and Rules which are intended to replace the Sections and Rules herein referenced.

                 [SIGNATURE PAGE OF CERTIFICATE OF DESIGNATION]

    IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under penalty of perjury this
    day of            , 1999.

                                          AEGIS COMMUNICATIONS GROUP, INC.,
                                          a Delaware corporation

                                          By: __________________________________
                                          Name:
                                          Title:

Attest:

By: __________________________________
Name:
Title:

                                                                       EXHIBIT B

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             STOCKHOLDERS AGREEMENT

                        AEGIS COMMUNICATIONS GROUP, INC.

                        Dated as of [            ], 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

1.  Sales to Third Parties..........................................................................................        1
                 1.1  Sales to Third Parties........................................................................        1
                 1.2  Right of First Offer..........................................................................        1
                 1.3  Involuntary Transfers.........................................................................        2

2.  Tag-Along Rights................................................................................................        2

3.  Election of Directors...........................................................................................        3
                 3.1  Board Make-up.................................................................................        3
                 3.2  Irrevocable Proxy.............................................................................        3
                 3.3  Major Decisions...............................................................................        3

4.  Stock Certificate Legend........................................................................................        5

5.  Covenants; Representations and Warranties.......................................................................        5
                 5.1  No Other Arrangements or Agreements...........................................................        5
                 5.2  Additional Representations and Warranties.....................................................        6

6.  Amendment and Modification......................................................................................        6

7.  Parties.........................................................................................................        6
                 7.1  Assignment by the Company.....................................................................        6
                 7.2  Assignment Generally..........................................................................        6
                 7.3  Termination...................................................................................        7
                 7.4  Agreements to Be Bound........................................................................        7

8.  Recapitalizations, Exchanges, etc. .............................................................................        7

9.  Further Assurances..............................................................................................        7

10.  Governing Law..................................................................................................        7

11.  Invalidity of Provision........................................................................................        7

12.  Waiver.........................................................................................................        7

13.  Notices........................................................................................................        8

14.  Headings; Execution in Counterpart.............................................................................        9

15.  Counterparts...................................................................................................        9

16.  Entire Agreement...............................................................................................        9

17.  Injunctive Relief..............................................................................................        9

18.  Miscellaneous..................................................................................................        9

19.  Defined Terms..................................................................................................        9

                             STOCKHOLDERS AGREEMENT

    STOCKHOLDERS AGREEMENT, dated as of [          ], 1999, among Aegis
Communications Group, Inc., a Delaware corporation (the "COMPANY"), Questor Partners Fund II, L.P., a Delaware limited partnership ("FUND II"), Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (the "SIDE-BY-SIDE FUND"), Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership (the "3(c)(1) FUND" and together with Fund II and the Side-by-Side Fund, "QUESTOR"), and Thayer Equity Investors III, L.P., a Delaware limited partnership ("THAYER EQUITY") and TC Co-Investors, LLC, a Delaware limited liability company ("TC CO-INVESTORS" and, together with Thayer Equity, "THAYER" or "EXISTING STOCKHOLDERS"). The Existing Stockholders and Questor are herein referred to collectively as the "STOCKHOLDERS." Capitalized terms used herein without definition are defined in Section 18.

    The parties hereto agree as follows:

    1.  SALES TO THIRD PARTIES.

    1.1 SALES TO THIRD PARTIES. Any Stockholder may Transfer all or a portion of its Equity Securities to a third party, provided that such Transfer is made in compliance with the provisions of Section 1.2 (Right of First Offer), Section 2 (Tag-Along Rights) and Section 7.4 (Agreements to Be Bound). Any Stockholder may Transfer all or a portion of its Equity Securities to an Affiliate, provided that such Transfer is made in compliance with Section 7.4 (Agreements to Be Bound). For the purposes of Sections 1.2 and 2, a Transfer to a "third party" shall not include a Transfer to any Existing Stockholder Assignee or Questor Assignee or a Transfer in a Public Sale.

    1.2 RIGHT OF FIRST OFFER. (a) PROCEDURE. If any Stockholder (the "SELLING STOCKHOLDER") desires to Transfer any Equity Securities (other than any Transfers referred to in the final sentence of Section 1.1), then prior to Transferring such Equity Securities to any third party or parties, the Selling Stockholder shall deliver to each of the other Stockholders a letter (the "SALE NOTICE") signed by it setting forth:

           (i) the number of Equity Securities such Selling Stockholder wishes to Transfer;

           (ii) the material terms and conditions on which such Selling Stockholder wishes to Transfer such shares, including, without limitation, the purchase price per security of Equity Securities; and

          (iii) such Selling Stockholder's offer (irrevocable by its terms for 15 days following receipt) to Transfer to the other Stockholders all (but not less than all) of such Equity Securities, for a purchase price and on the other terms and conditions set forth in subparagraph (ii) of this section 1.2(a).

    Within 15 days of receipt of the Sale Notice, each of the other Stockholders may agree to purchase in the aggregate, all of the Equity Securities covered by the Sale Notice, and (i) individually, that portion of such Equity Securities offered by the Selling Stockholder equal to their PRO RATA interest in the Company relative to each other (based on the percentage of outstanding Common Stock Equivalents owned by each of them on the date of the Sale Notice),
(ii) such other portion of such Equity Securities as the other Stockholders may agree upon or (iii) in the event any of the other Stockholders does not exercise such right, all of the Equity Securities offered to such declining Stockholders by the Selling Stockholder in amounts determined pursuant to subclause (i) or
(ii) above without regard to such declining Stockholders, by delivering written notice to such effect to the Selling Stockholder setting forth closing arrangements and a closing date not less than 30 nor more than 90 days following the delivery of such notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents).

        (b) EFFECTING SALES. If, upon the expiration of 15 days following receipt by the other Stockholders of the Sale Notice, none of the other Stockholders shall have agreed to purchase the Equity Securities covered by the Sale Notice, the Selling Stockholder may sell to a third party or parties all, but not less than all, of the Equity Securities covered by the Sale Notice for at least 95% of the price and upon the same other terms and conditions as contained in the Sale Notice, PROVIDED that the Selling Stockholder and the third party execute a binding purchase agreement (subject to customary closing conditions) within 90 days after the expiration of such 15 day period and consummate the closing thereunder within 120 days (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents) from the execution of the binding purchase agreement. If the other Stockholders shall have agreed to purchase the Equity Securities covered by the Sale Notice, then the sale of such Equity Securities shall be consummated as soon as practicable after the delivery of a notice of acceptance by the Selling Stockholder, but in any event within 90 days of the delivery of the Sale Notice (or such later date as is necessary to obtain all requisite governmental and regulatory approvals and consents). Questor and the Existing Stockholders shall have the right to assign to one or more Questor Assignees or Existing Stockholder Assignees, as the case may be, all or any of their rights to purchase Equity Securities pursuant to this Section 1.2.

        (c) Notwithstanding anything to the contrary herein, the rights granted to and obligations imposed on Questor and the Questor Assignees, on the one hand, and the Existing Stockholders and the Existing Stockholder Assignees, on the other hand, pursuant to this Section 1.2 shall terminate if the Second Break Point occurs.

    1.3 INVOLUNTARY TRANSFERS. Any transfer of title or beneficial ownership of Equity Securities upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Stockholder (each, an "INVOLUNTARY TRANSFER") shall be void unless the Stockholder complies with this
Section 1.3 and enables the Company to exercise in full its rights hereunder. Upon any Involuntary Transfer, the Company shall have the right to purchase such Equity Securities pursuant to this Section 1.3 and the person or entity to whom such Equity Securities have been Transferred (the "INVOLUNTARY TRANSFEREE") shall have the obligation to sell such Equity Securities in accordance with this
Section 1.3. Upon the Involuntary Transfer of any Equity Securities, such Stockholder shall promptly (but in no event later than two days after such Involuntary Transfer) furnish written notice (the "NOTICE") to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the Notice, and for 60 days thereafter, the Company shall have the right to purchase, and upon exercise of such right the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Equity Securities acquired by the Involuntary Transferee for a purchase price equal to the Market Value of such Equity Securities.

    2. TAG-ALONG RIGHTS. (a) If a Stockholder proposes to make a Transfer of Common Stock that requires such Stockholder first to offer such Common Stock pursuant to Section 1.2, the other Stockholders fail to agree to purchase the Common Stock offered by the Selling Stockholder pursuant to Section 1.2 and the Selling Stockholder shall have agreed to sell any Common Stock covered by the Sale Notice to a third party, then such Selling Stockholder shall, in accordance with the procedures set forth in Section 2(b), offer each of the other Stockholders a right (a "TAG-ALONG RIGHT") to participate (each a "PARTICIPATING PARTY") PRO RATA (based on the number of shares of Common Stock Equivalents owned by each Participating Party and the Selling Stockholder) in such sale for a purchase price for such Common Stock and on other terms and conditions no less favorable to such Participating Party than those applicable to such Selling Stockholder.

        (b) Within three days after the Selling Stockholder has entered into an agreement to sell the Common Stock covered by the Sale Notice to a third party, the Selling Stockholder shall give each Participating Party, as the case may be, written notice of its Tag-Along Right (the "TAG-ALONG NOTICE").

    No later than 15 days after the receipt of the Tag-Along Notice (such date, the "TAG-ALONG DETERMINATION DATE"), each Participating Party shall notify the Selling Stockholder in writing whether it elects to participate in such sale. The failure of any Participating Party to respond within such 15 day period shall be deemed to be a rejection of the Selling Stockholder's offer to participate in such sale and the Selling Stockholder shall be entitled to consummate such sale on the terms set forth in such notice within the time period specified in Section 1.2(b). If such sale is not consummated within such period, the Selling Stockholder may not effect such sale unless it again shall have complied with this Section 2.

        (c) Notwithstanding anything to the contrary herein, the rights granted to Questor and the Questor Assignees, on the one hand, and to the Existing Stockholders and the Existing Stockholder Assignees, on the other hand, pursuant to this Section 2 shall terminate if the Second Break Point occurs.

    3.  ELECTION OF DIRECTORS.

    3.1 BOARD MAKE-UP. (a) Subject to Section 3.1(b), each Stockholder agrees that from and after the Closing such Stockholder will use his, hers or its best efforts to nominate and elect and will vote all of the Equity Securities owned or held of record by him, her or it that have voting rights to elect and, thereafter for such period, to continue in office a Board consisting of twelve members, six of whom shall be designated by Questor (the "QUESTOR DESIGNEES") and six of whom shall be designated by Thayer (the "EXISTING STOCKHOLDER DESIGNEES"). The persons designated pursuant to this Section 3.1 by Questor and by Thayer may be changed from time to time by Questor and by Thayer, respectively. If the directors are to be elected in staggered terms, the number of nominees designated by Questor and by Thayer for each such term shall equal the total number of Questor Designees or Existing Stockholder Designees, respectively, divided by the number of such terms.

        (b) The number of directors constituting the entire Board and the number of Questor Designees and Existing Stockholder Designees will be subject to reduction as provided in this Section 3.1(b). At the next annual meeting of stockholders following the occurrence of the First Break Point, the Board shall be reduced from twelve members to nine members. If, upon occurrence of the First Break Point, (i) the Questor Parties own, beneficially or of record, a smaller number of Common Stock Equivalents than the Existing Stockholder Parties, then Thayer shall be entitled to designate six directors and Questor shall be entitled to designate three directors otherwise in accordance with Section 3.1(a), or (ii) the Existing Stockholder Parties own a smaller number of Common Stock Equivalents than the Questor Parties, then Thayer will be entitled to designate three directors and Questor will be entitled to designate six directors otherwise in accordance with Section 3.1(a). If, upon the occurrence of the Second Break Point, (i) the Questor Parties own a smaller number of Common Stock Equivalents than the Existing Stockholder Parties, then Questor will no longer be entitled to designate any directors, and Thayer will be entitled to designate six directors, or (ii) the Existing Stockholder Parties own a smaller number of Common Stock Equivalents than the Questor Parties, then Thayer no longer will be entitled to designate any directors, and Questor will be entitled to designate six directors otherwise in accordance with
    Section 3.1(a). For the avoidance of doubt, except as explicitly indicated in this Section 3.1(b), Section 3.1(a) shall remain in full force, including the obligations of each party to vote for the directors that such other party is entitled to designate.

    3.2 IRREVOCABLE PROXY. In order to effectuate Section 3.1 and, in addition to and not in lieu of Section 3.1, each Stockholder hereby grants to the Secretary of the Company then in office an irrevocable proxy solely for the purpose of voting all of the Equity Securities that have voting rights and owned by the grantor of the proxy for the election of directors nominated only in accordance with Section 3.1.

    3.3 MAJOR DECISIONS. (a) Each Stockholder agrees that from and after the Closing such Stockholder will use his, hers or its best efforts, and, where applicable, will vote all of the Equity Securities owned or held of record by him, her or it that have voting rights, to cause the By-laws of the Company to require that (i) any Major Decision (as defined below) be approved by the affirmative vote of not less than three fourths (or in the event that the number of directors constituting the entire Board is reduced to nine pursuant to Section 3.1(b), by the affirmative vote of not less than two thirds) of the directors then serving on the Board, and
(ii) any committee of the Board be constituted so that the number of Questor Designees and Existing Stockholder Designees on any such committee be as nearly as possible in the same proportion as the number of Questor Designees and Existing Stockholder Designees on the entire Board.

        (b) The term "MAJOR DECISION" means any decision by the Board with respect to any of the following matters (but, for the avoidance of doubt, shall exclude any Board decision made pursuant to Section 3.3(c) hereof):

           (i) issuing any shares or any security, including any indebtedness, convertible into shares, or any other form of equity in the Company or any subsidiary of the Company, other than (i) granting options to directors or employees of the Company pursuant to any incentive or other benefit plan adopted by the Board, (ii) issuing shares of Common Stock pursuant to the exercise of such options, and (iii) issuing shares of Common Stock or any security, including any indebtedness, convertible into shares of Common Stock, or any other form of equity in the Company, in one or more offerings (excluding any issuances referred to in (i) or (ii) above) where the aggregate purchase price for all such issuances does not exceed $500,000, provided that any such issuance shall be sold at Market Value;

           (ii) adoption of any stock-based employee benefit plan;

          (iii) incurring indebtedness or entering into guarantees for borrowed money (excluding trade payables incurred in the ordinary course of business) in excess of $2,500,000 in any twelve consecutive month period, provided, however, that the Board may approve pursuant to this Section 3.3(b)(iii) a revolving credit or similar borrowing facility together with subsequent draw-downs under such facility without obtaining separate Board approval for each such draw-down;

           (iv) selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the Company's or any subsidiary of the Company's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a Major Decision under the preceding paragraph;

           (v) acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

           (vi) selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

          (vii) amending the By-laws or the Certificate of Incorporation of the Company;

         (viii) any Change of Control Transaction;

           (ix) executing or delivering any assignment for the benefit of creditors of the Company;

           (x) filing any voluntary petition in bankruptcy or receivership with respect to the Company; or

           (xi) taking any action while there is a vacancy on the Board, including without limitation the filling of such vacancy.

        (c) The Questor Parties agree that from and after the Closing they will use their best efforts to cause the Questor Designees to abstain from voting on any Board action in connection with an optional redemption pursuant to Section 5(b) of the Series F Preferred Stock Certificate of Designation of the Company. The Existing Stockholder Parties agree that from and after the Closing they will use their best efforts to cause the Existing Stockholder Designees to abstain from voting on any Board action in connection with the repayment of the Promissory Note by and among IQI, Inc. Edward Blank, and The Edward Blank 1995 Grantor Retained Annuity Trust dated April 16, 1998 in the original aggregate principal amount of $1.0 million and the Promissory Note by and between IQI, Inc. and Thayer Equity Investors III, L.P. dated April 16, 1998 in the original principal amount of $2.0 million or the redemption or repurchase of any or all of either the Series D Preferred Stock or the Series E Preferred Stock.

    4. STOCK CERTIFICATE LEGEND. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Common Stock owned by the Stockholders shall bear upon its face the following legends, as appropriate:

           (i) "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.".

           (ii) "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SPECIFIED IN THE
       STOCKHOLDERS' AGREEMENT OF THE ISSUER DATED AS OF             , 1999 (THE
       "STOCKHOLDERS' AGREEMENT"), COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF SUCH OPINION ARE, SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE STOCKHOLDERS' AGREEMENT. "

          (iii) "THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARES AUTHORIZED TO BE ISSUED AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

In addition, certificates representing shares of Common Stock owned by residents of certain states shall bear any legends required by the laws of such states. All Stockholders shall be bound by the requirements of such legends.

    5.  COVENANTS; REPRESENTATIONS AND WARRANTIES.

    5.1 NO OTHER ARRANGEMENTS OR AGREEMENTS. Each Stockholder hereby represents and warrants to the Company and to each other Stockholder that he or she has not entered into or agreed to be bound by any other arrangements or agreements of any kind that conflict with this Agreement. Each Stockholder agrees that, except as expressly permitted under this Agreement, he will not enter into any such other arrangements or agreements as he has represented and warranted to above with any other party as long as any of the terms of this Agreement remain in effect.

    5.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to the Company and each other Stockholder that:

           (i) such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation, trust or limited partnership, all corporate, trust or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

           (ii) in the case of a Stockholder that is a corporation, trust or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate, trust or limited partnership action, as the case may be;

          (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and general principles of equity; and

           (iv) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (A) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound or (B) in the case of a Stockholder that is a corporation, trust or limited partnership, the certificate of incorporation, certificate of limited partnership, by-laws, limited partnership agreement or other organizational documents, as the case may be.

    6. AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the Company, Questor, Thayer and, in the case of an amendment, modification or supplement that would materially and adversely effect any other Stockholder, any such other Stockholder. The Company shall notify all Stockholders promptly after any such amendment, modification or supplement shall have taken effect.

    7.  PARTIES.

    7.1 ASSIGNMENT BY THE COMPANY. The Company shall have the right to assign to Questor or the Existing Stockholders and/or the right to cause Questor or the Existing Stockholders to assume, all or any portion of its rights and obligations under Section 1.3, PROVIDED that any such assignment or assumption is accepted by the proposed assignee or assignees. If the Company has not exercised its right to purchase Equity Securities pursuant to such Section 1.3 within 15 days of receipt by the Company of the Notice giving rise to such right, then Questor, in the case of an Involuntary Transfer by any Existing Stockholder or Existing Stockholder Party and the Existing Stockholders, in the case of an Involuntary Transfer by Questor or any Questor Party, shall have the right to require the Company to assign to Questor or the Existing Stockholders, respectively, such right to purchase those Equity Securities not being purchased by the Company. Questor and the Existing Stockholders shall have the right to assign to one or more of the Questor Parties or the Existing Stockholder Parties, as the case may be, all or any of their rights to purchase Equity Securities pursuant to this Section 7.1.

    7.2 ASSIGNMENT GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, PROVIDED that the Company may not assign any of its rights or obligations hereunder without the consent of Questor and the Existing Stockholders and PROVIDED, FURTHER, that no Stockholder may assign any of its rights or obligations hereunder without the prior written consent of Questor and the Existing Stockholders, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 7.4.

    7.3 TERMINATION. Any party to, or person who is subject to, this Agreement which ceases to own Equity Securities or any interest therein, shall cease to be a party to, or person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, PROVIDED, HOWEVER, that a Transfer of Equity Securities not explicitly permitted under this Agreement shall not relieve a Stockholder of any of his or her obligations hereunder. Notwithstanding the foregoing, in connection with a Transfer to an Affiliate explicitly permitted by this Agreement, prior to any such Person ceasing to be an Affiliate of the Stockholder from whom such Person acquired its Equity Securities, such Person shall be obligated to transfer such Equity Securities back to such original Stockholder and such original Stockholder shall thereupon again be subject to this Agreement. Notwithstanding any other provision in this Agreement, this Agreement shall terminate and be of no further force or effect at such time as either the Questor Parties or the Existing Stockholder Parties beneficially own less than 5% of the outstanding Equity Securities.

    7.4 AGREEMENTS TO BE BOUND. Notwithstanding anything to the contrary contained in this Agreement, any Transfer of Equity Securities by a Stockholder (other than pursuant to a Public Sale) shall be permitted under the terms of this Agreement only if the transferee of such Stockholder shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Company, and, in the case of a transferee who is an individual and who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit A attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall have the rights and be subject to all of the restrictions and obligations of his or her transferor hereunder, PROVIDED, HOWEVER, that Section
1.1 (Right of First Offer) and Section 2 (Tag-Along Rights) shall not apply to any Involuntary Transferee.

    8. RECAPITALIZATIONS, EXCHANGES, ETC. Except as otherwise provided herein, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Equity Securities and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Equity Securities by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. All share numbers and percentages shall be proportionately adjusted to reflect any stock split, stock dividend or other subdivision or combination effected after the date hereof. Except as otherwise provided herein, this Agreement is not intended to confer upon any person, except for the parties hereto, any rights or remedies hereunder.

    9. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    10. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

    11. INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

    12. WAIVER. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

    13. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid,
(c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

    (i) If to the Company, to it at:

       Aegis Communications Group, Inc.
       7880 Bent Branch Drive
       Suite 150
       Irving, Texas 75063
       Fax: (972) 868-0396
       Attention:

with a copy to Questor and Thayer at their addresses set forth below.

     (ii) If to Thayer, to it at:

      Thayer Capital Management Partners
      1455 Pennsylvania Avenue, N.W.
      Suite 350
      Washington, D.C.
      Fax: (202) 371-0391
      Attention:

    (iii) If to Questor, to it at:

      c/o Organization Services, Inc.
      3411 Silverside Road
      Wilmington, Delaware 19810
      Fax: (302) 478-3667
      Attention: Gilbert Warren

          With a copy to:

      Questor Management Company
      4000 Town Center
      Suite 530
      Southfield, Michigan 48075
      Fax: (248) 213-2200
      Attention: President

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the day after such delivery, (B) if by certified or registered mail, on the fifth business day after the mailing thereof, (C) if by next-day or overnight mail or delivery, on the day delivered, or (D) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

    14. HEADINGS; EXECUTION IN COUNTERPART. The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

    15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    16. ENTIRE AGREEMENT. This Agreement, the Purchase and Registration Rights Agreement and the Series F Certificate of Designation, constitute the entire agreement and understanding of the parties hereto with respect to the matters referred to herein. This Agreement and the agreements referred to in the preceding sentence supersede all prior agreements and understandings among the parties with respect to such matters.

    17. INJUNCTIVE RELIEF. The parties hereto agree that the Company and the Stockholders will be irreparably damaged in the event this Agreement is not specifically enforced. Each of the parties therefore agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company or any Stockholder may have. Each Stockholder hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof. Each Stockholder hereby consents to service of process made in accordance with Section 13.

    18. MISCELLANEOUS. Prior to such time as the Existing Stockholder Parties are no longer entitled to designate any directors pursuant to Section 3 hereof, the Questor Parties agree that they will not exercise their right to request the election of two directors pursuant to the terms of the Series F Preferred Stock. All references in this Agreement to Sections of or Rules under the Securities Act or the Exchange Act are intended to include, and shall be deemed to include, references to all successor Sections and Rules which are intended to replace the Sections and Rules herein referenced.

    19. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

    AFFILIATE: person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and with regard to Questor or Thayer, any partner or member of Questor or Thayer, respectively; provided that no Person shall be deemed to be an Affiliate of another Person solely as a result of this Agreement, the Purchase and Registration Rights Agreement or the other agreements contemplated thereby, or solely as a result of the ownership of Common Stock Equivalents.

    "BENEFICIALLY OWN": the meaning given in Rule 13d-3 under the Exchange Act.

    BOARD: the board of directors of the Company.

    CHANGE IN CONTROL TRANSACTION: any of the following:

        (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, or any of its Subsidiaries or any Investor or Excluded Group (an "ACQUIRING PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

        (b) the individuals who at the beginning of any 12 consecutive month period following the Closing constituted a majority of the directors of the Company (the "INCUMBENT MAJORITY") cease for any reason to constitute at least a majority of such directors; provided that (i) any individual becoming a director whose election, or nomination for election by the Company's stockholders pursuant to this Agreement, was approved by a vote of the stockholders having the right to designate such director pursuant to this Agreement and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the Company was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or

        (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Company or its parent immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or its parent resulting from such reorganization, merger or consolidation; or

        (d) the sale or other disposition of assets representing 50% or more of the assets of the Company and its subsidiaries in one transaction or series of related transactions.

    CLOSING: the "CLOSING" shall mean the date hereof.

    COMMON STOCK: the common stock of the Company, par value $.01 per share.

    COMMON STOCK EQUIVALENTS: the number of shares of Common Stock owned beneficially or of record by Questor or the Existing Stockholders, as the case may be, as of the date of this Agreement as adjusted (in the case of Questor) pursuant to Sections 7(d) of the Series F Preferred Stock Certificate of Designation, which at any date of determination are owned beneficially or of record by a Questor Party or Existing Stockholder Party. In the event that any Questor Party or Existing Stockholder Party acquires beneficial or record ownership of any Equity Securities after the date of this Agreement which are not Common Stock Equivalents pursuant to the immediately preceding sentence, any Equity Securities thereafter Transferred by such Person shall be deemed to be such after acquired Equity Securities until the number of such after acquired Equity Securities owned beneficially or of record by such Person has been reduced to 0.

    EQUITY SECURITY: any stock or similar security of the Company or any security (including indebtedness for borrowed money) convertible or exchangeable, with or without consideration, into or for any such stock or similar security, or any security (including indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any such stock or similar security, or any such warrant or right.

    EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

    EXCLUDED GROUP: a "group" (as such term is used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for the purpose of this definition only, any party to the Stockholders' Agreement.

    EXISTING STOCKHOLDER ASSIGNEE: the Existing Stockholders and any Affiliate of the Existing Stockholders, and, in the case of any individual, such individual's spouse, parents, immediate family or lineal descendants.

    EXISTING STOCKHOLDER PARTIES: the Existing Stockholders, the Existing Stockholder Assignees and any third party other than an Involuntary Transferee or Questor Party who receives Equity Securities from any Existing Stockholder or any Existing Stockholder Assignee pursuant to Section 1 or Section 2 of this Agreement.

    FIRST BREAK POINT: the time at which the Total Ownership Ratio for either the Questor Parties or the Existing Stockholder Parties falls below 25%.

    INVESTOR: Questor or Thayer or their respective Affiliates.

    MARKET VALUE: shall mean, as of any date: (i) if any Equity Securities are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if any Equity Securities are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; (iii) if any Equity Securities are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for any Equity Securities, the market value thereof as mutually agreed by the Corporation and a majority in interest (based on Common Stock Equivalents then owned) of the Stockholders.

    INVOLUNTARY TRANSFER: the meaning set forth in Section 2.3.

    PERSON: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    PUBLIC SALE: Transfers (i) to the general public pursuant to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, (ii) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (iii) (other than to a partner or affiliate (as defined under the Securities Act) of the Questor Investors) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such Transfer and the transferor and transferee of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the transferor and transferee and their respective counsel, to the effect that such Common Stock in the hands of the transferee is freely transferable without restriction or registration under the Securities Act in a public or private transaction, or
(iv) pursuant to Rule 144A under the Securities Act; provided that a Public Sale shall not include Transfers of more than 10% of the Common Stock of the Company on a fully diluted basis by any party in one or a series of related transactions to any single Person or group (as defined in Rule 13d-5 under the Exchange Act).

    PURCHASE AND REGISTRATION RIGHTS AGREEMENT: The Series F Senior Voting Convertible Preferred Stock Purchase and Registration Rights Agreement, dated as of the date hereof, between the Company, Questor, the Existing Stockholders, ITC Services Company, Edward Blank and trusts created by Edward Blank as both grantor and trustee under Article Fourth of The Edward Blank 1995 Grantor Retained Annuity Trust.

    QUESTOR ASSIGNEE: Questor and any Affiliate of Questor, and, in the case of any individual, such individual's spouse, parents, immediate family or lineal descendants.

    QUESTOR PARTIES: Questor, any Questor Assignee and any third party other than an Involuntary Transferee or Existing Stockholder Party who receives Equity Securities from Questor or any Questor Assignee pursuant to a Transfer to which
Section 1.2 hereof applies.

    SECOND BREAK POINT: the time at which the Total Ownership Ratio for either the Questor Parties or the Existing Stockholder Parties falls below 10%.

    SECURITIES ACT: the Securities Act of 1933, as amended.

    SERIES D PREFERRED STOCK: the Series D Preferred Stock of the Company, par value $.01 per share.

    SERIES E PREFERRED STOCK: the Series E Preferred Stock of the Company, par value $.01 per share.

    SERIES F PREFERRED STOCK: the Series F Senior Voting Preferred Stock of the Company, par value $.01 per share.

    SERIES F CERTIFICATE OF DESIGNATION: the Certificate of Designation for the Series F Preferred Stock.

    TOTAL OWNERSHIP: the total Common Stock Equivalents owned beneficially or of record by the Existing Stockholder Parties and the Questor Parties.

    TOTAL OWNERSHIP RATIO: the total Common Stock Equivalents owned, beneficially or of record, by either the Questor Parties or the Existing Stockholder Parties, as the case may be, divided by Total Ownership;

    TRANSFER: any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

    IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

                                         COMPANY:
                                         AEGIS COMMUNICATIONS GROUP, INC.,
                                         a Delaware corporation

                                         By: __________________________________
                                            Name:
                                            Title:

                                         Address: ATC Communications Group, Inc.
                                                  7880 Bent Branch Drive
                                                  Suite 150
                                                  Irving, Texas 75063

                                        QUESTOR:

                                        QUESTOR PARTNERS FUND II, L.P.
                                        a Delaware limited partnership

                                        By: Questor General Partner II, L.P.,
                                            its General Partner

                                        By: Questor Principals II, Inc.,
                                            its General Partner

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________
                                        Address: c/o Organization Services, Inc.
                                                 3411 Silverside Road
                                                 Wilmington, Delaware 19810
                                                 Attention: Gilbert Warren

                                        With a copy to:

                                        Questor Management Company
                                        Address: 4000 Town Center
                                                 Suite 530
                                                 Southfield, Michigan 48075

                                        QUESTOR SIDE-BY-SIDE
                                        PARTNERS II, L.P.
                                        a Delaware limited partnership

                                        By: Questor Principals II, Inc.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

                                        Address: c/o Organization Services, Inc.
                                                 3411 Silverside Road
                                                 Wilmington, Delaware 19810
                                                 Attention: Gilbert Warren

                                        With a copy to:

                                        Questor Management Company
                                        Address: 4000 Town Center
                                                 Suite 530
                                                 Southfield, Michigan 48075

                                        QUESTOR SIDE-BY-SIDE
                                        PARTNERS II 3(C)(1), L.P.
                                        a Delaware limited partnership

                                        By: Questor Principals II, Inc.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

                                        Address: c/o Organization Services, Inc.
                                                 3411 Silverside Road
                                                 Wilmington, Delaware 19810
                                                 Attention: Gilbert Warren

                                        With a copy to:

                                        Questor Management Company
                                        Address: 4000 Town Center
                                                 Suite 530
                                                 Southfield, Michigan 48075

                                       TC CO-INVESTORS, LLC
                                       a Delaware limited liability company

                                       By: TC Management Partners, LLC
                                           a Delaware limited liability company,
                                           its General Partner

                                       By: __________________________________
                                       Name: ________________________________
                                       Title: _______________________________

                                       Address: 1455 Pennsylvania Avenue, N.W.
                                                Washington, D.C. 20004

                                       THAYER EQUITY INVESTORS III, L.P.
                                       a Delaware limited partnership

                                       By: TC Equity Partners, LLC
                                           a Delaware limited liability company,
                                           its General Partner

                                       By: __________________________________
                                       Name: ________________________________
                                       Title: _______________________________

                                       Address: 1455 Pennsylvania Avenue, N.W.
                                                Washington, D.C. 20004

                                                                       EXHIBIT A

                                 SPOUSAL WAIVER

    [INSERT NAME] hereby waives and releases any and all equitable or legal claims and rights, actual, inchoate or contingent, which she may acquire with respect to the disposition, voting or control of the shares of Common Stock subject to the Stockholders' Agreement of Aegis Communications Group, Inc.,
dated as of             , 1999, as the same shall be amended from time to time,
except for rights in respect of the proceeds of any disposition of such Common Stock.

                                          --------------------------------------
                                          Name:

                                                                      EXHIBIT C

                         AMENDED AND RESTATED BYLAWS OF
                        AEGIS COMMUNICATIONS GROUP, INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                                    OFFICES

    1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801.

    1.2 PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of Dallas, County of Dallas, Texas.

    1.3 OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

    2.1 TIME AND PLACE OF MEETINGS. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

    2.2 ANNUAL MEETING--ELECTION OF DIRECTORS. An annual meeting of the stockholders shall be held each year at a time on the third Thursday during the month of April to be selected by the board of directors, or at such other date and time as may be selected by the board of directors. If such day is a legal holiday, then the meeting shall be held on the next secular day following. At the meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

    2.3 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, described by the Act or by the articles of incorporation, or by these bylaws, may be called by the chairman of the board, if any, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in writing of a majority of the board of directors or the holders of twenty-five percent (25%) or more of the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

    2.4 NOTICES. Written or printed notice of the annual or any special meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

    2.5 VOTING LIST. The officer or agent who has charge of the stock transfer books of the corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of voting shares held by each. Such list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books and to vote at any meeting of stockholders.

    2.6 QUORUM. The holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation, or by these bylaws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    2.7 MAJORITY VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

    2.8 VOTING. (a) Each outstanding share entitled to vote thereon, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are otherwise specified in the certificate of incorporation. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy or by written agreement. Each proxy shall be revocable unless expressly provided therein or by written agreement to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.

        (b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in its fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

        (c)  Directors shall be elected by plurality vote.

        (d) Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

        (e) Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee maybe voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

        (f) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be contained in an appropriate order of the court by which such receiver was appointed.

        (g) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledges shall be entitled to vote the shares so transferred.

        (h) Voting on any question or in any election at a meeting may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent of the shares entitled to vote shall demand, that voting be by written ballot.

    2.9 RECORD DATE; CLOSING TRANSFER BOOKS. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten (10) no more than sixty (60) days prior to the meeting. In the absence of action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

    2.10 ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                  ARTICLE III
                                   DIRECTORS

    3.1 MANAGEMENT. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the stockholders.

    3.2 NUMBER; QUALIFICATION: ELECTION; TERM. The board of directors shall consist of not fewer than two nor more than twelve directors as shall be fixed from time to time by resolution of the board of directors or by vote of the stockholders. The first board after the adoption of these amended and restated bylaws shall consist of twelve directors. At the next annual meeting of stockholders following the occurrence of the First Break Point (as defined in the Stockholders' Agreement), the number of directors on the board of directors shall be reduced from twelve members to nine members. Directors need not be residents of the State of Delaware or stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Bylaws 3.3, 3.4 and 3.6. Each director shall hold office until his successor shall be elected and shall qualify.

    3.3 MAJOR DECISIONS. (a) Any Major Decision (as defined below) shall be approved by the affirmative vote of not less than three fourths (or in the event that the number of directors constituting the entire board is reduced to nine, by the affirmative vote of not less than two thirds) of the directors then serving on the board.

        (b) The term "MAJOR DECISION" means any decision by the board with respect to any of the following matters (but, for the avoidance of doubt, shall exclude any Board action in connection with either (w) an optional redemption pursuant to Section 5(b) of the Series F Preferred Stock Certificate of Designation of the Company, (x) the repayment of the Promissory Note by and among IQI, Inc. Edward Blank, and The Edward Blank 1995 Grantor Retained Annuity Trust dated April 16, 1998 in the original aggregate principal amount of $1.0 million, (y) the repayment of the Promissory Note by and between IQI, Inc. and Thayer Equity Investors III, L.P. dated

    April 16, 1998 in the original principal amount of $2.0 million, or (z) the redemption or repurchase of any or all of the Series D Preferred Stock or the Series E Preferred Stock):

           (i) issuing any shares or any security, including any indebtedness, convertible into shares, or any other form of equity in the corporation or any subsidiary of the corporation, other than (i) granting options to directors or employees of the corporation pursuant to any incentive or other benefit plan adopted by the board, (ii) issuing shares of common stock pursuant to the exercise of such options, and (iii) issuing shares of common stock or any security, including any indebtedness, convertible into shares of common stock, or any other form of equity in the corporation, in one or more offerings (excluding any issuances referred to in (i) or (ii) above) where the aggregate purchase price for all such issuances does not exceed $500,000, provided that any such issuance shall be sold at Market Value (as hereinafter defined);

           (ii) adoption of any stock-based employee benefit plan;

          (iii) incurring indebtedness or entering into guarantees for borrowed money (excluding trade payables incurred in the ordinary course of business) in excess of $2,500,000 in any twelve consecutive month period;

           (iv) selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the corporation's or any subsidiary of the corporation's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a Major Decision under the preceding paragraph;

           (v) acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

           (vi) selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

          (vii) amending these bylaws or the articles of incorporation of the corporation;

         (viii) any Change in Control Transaction (as hereinafter defined);

           (ix) executing or delivering any assignment for the benefit of creditors of the corporation;

           (x) filing any voluntary petition in bankruptcy or receivership with respect to the corporation; or

           (xi) taking any action while there is a vacancy on the board of directors, including without limitation the filling of such vacancy.

    3.4 CHANGE IN NUMBER. Subject to Bylaw 3.3(xi), the number of directors may be increased or decreased from time to time by resolution of the board of directors at any meeting, but no decrease shall have the effect of shortening the term of any incumbent director.

    3.5 REMOVAL. Any director may be removed with or without cause at any special or annual meeting of stockholders, by the affirmative vote of a majority in number of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

    3.6 VACANCIES. Any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by affirmative vote of the directors then in office pursuant to Bylaw 3.3(xi). A director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office.

    3.7 COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum of attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

    3.8  MEETINGS OF THE BOARD OF DIRECTORS.

        (a) PLACE. Meetings of the board of directors of the corporation, regular or special, may be held either within or without the State of Delaware.

        (b) REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board by resolution.

        (c) SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or the secretary and shall be called by the secretary on the written request of two of the incumbent directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or notice by telephone) or by fax or telegram, and at least seventy-two (72) hours previous thereto if given by written notice mailed to each director at the address of his business and residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by fax or telegram, such notice shall be deemed to be delivered when the fax or telegram is delivered to the telegraph company. Any director may waive notice of any meeting, as provided in By-law 4.2.

        (d) QUORUM: MAJORITY VOTE. At all meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws.

        (e) PROCEDURE. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

    3.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

    3.10 TELEPHONE AND COMMUNICATION EQUIPMENT MEETINGS. Stockholders, members of the board of directors, and members of any committee of the board of directors may participate in meetings by means of conference telephone or other communications equipment to the full extent permissible by Section 141(i) of the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                    NOTICES

    4.1 METHOD. Whenever by statute or the certificate of incorporation or these bylaws, notice is required to be given to director or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

    4.2 WAIVER. Whenever, by statute or the articles of incorporation or these bylaws, notice is required to be given to a stockholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE V
                      COMMITTEES OF THE BOARD OF DIRECTORS

    5.1 DESIGNATION. The board of directors may by resolution of a majority of the whole board, designate an executive committee, and one or more other committees including an audit committee, a compensation committee, and any such other special committees as the board shall deem advisable.

    5.2 NUMBER, QUALIFICATION; TERM. Each committee shall consist of one or more directors who will serve at the pleasure of the board of directors. Each committee of the board shall be constituted so that the number of Questor Designees (as such term is defined in the Stockholders' Agreement) and Existing Stockholder Designees (as such term is defined in the Stockholders' Agreement) on any such committee is as nearly as possible in the same proportion as the number of Questor Designees and Existing Stockholder Designees on the entire board. The compensation committee, if any, may include the chief accounting and financial officer of the corporation provided a majority of the committee are not officers or full-time employees of the corporation.

    5.3  AUTHORITY OF COMMITTEES.

        (a) THE EXECUTIVE COMMITTEE. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute, the certificate of incorporation or these bylaws, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Without limiting the general authority of the executive committee, it shall have the power subject to Bylaw 3.3:

           (1) to appoint officers and agents of the corporation and determine their salaries (subject to recommendations of the compensation committee, if any).

           (2) to borrow money, and issue bonds, notes or other obligations and evidences of indebtedness therefor.

           (3) to authorize the corporate seal to be affixed to documents of the corporation.

           (4) to determine questions of general policy with regard to the business of the corporation.

           (5)  to make recommendations as to declaration of dividends.

        (b) AUDIT COMMITTEE. The audit committee, if any, shall nominate the independent public accountants to report on the financial statements of the corporation, and shall have such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

        (c) COMPENSATION COMMITTEE. The compensation committee, if any, shall have the responsibility of reviewing the remuneration-of the officers and key employees of the corporation including stock

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    option and stock purchase rights and such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

        (d) OTHER COMMITTEES. Any other committee or committees appointed by the directors shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation as shall be provided in the resolution(s) creating the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board of directors.

    5.4 CHANGE IN NUMBER. Subject to Bylaw 5.2, the number of members of any committee may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

    5.5 REMOVAL. Subject to Bylaw 5.2, any member of a committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

    5.6 VACANCIES. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner provided for original designation in Bylaw 5.2.

    5.7 MEETINGS. Time, place and notice (if any) of executive committee meetings shall be determined by the committee.

    5.8 QUORUM; MAJORITY VOTE. At meetings of each committee, all members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

    5.9  COMPENSATION.  See Bylaw 3.7.

    5.10 PROCEDURE. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

    5.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

    5.12 TELEPHONE AND COMMUNICATION. Meetings of committees may be held by telephone as provided by Bylaw 3.10.

    5.13 RESPONSIBILITY. The designation of a committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE VI
                              OFFICERS AND AGENTS

    6.1  NUMBER: QUALIFICATION; ELECTION: TERM.

        (a) The corporation shall have:

           (1) A president, a vice president, a secretary and a treasurer, and

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           (2) Such other officers (including a chairman of the board, an executive vice president and additional vice presidents) and assistant officers and agents as the board of directors may deem necessary.

        (b) Officers named in Bylaw 6.1(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 6. l(a)(2) may be elected by the board at any meeting.

        (c) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of stockholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

        (d) Any two or more offices may be held by the same person.

    6.2 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    6.3 VACANCIES. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filed by the board of directors.

    6.4 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

    6.5 COMPENSATION. The compensation of officers and agents shall be fixed from time to time by the board of directors.

    6.6 CHAIRMAN OF THE BOARD. If there be a chairman of the board of directors, he shall be chosen from among the directors. He shall have the power to call special meetings of the stockholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president to preside in his stead at some particular meeting. The chairman of the board shall have all of the powers granted by the bylaws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

    6.7 PRESIDENT. If there be a chairman of the board of directors, the powers and duties of the president shall be subject to the powers and duties of the chairman of the board of directors. If there be no chairman of the board, the president shall have all the powers and duties provided for in Bylaw 6.6 as well as those provided in this Bylaw 6.7. The president, who need not be chosen from among the directors, shall, subject to the powers conferred upon the chairman of the board under Bylaw 6.6 of this Article, be the chief executive officer of the corporation; preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

    6.8 EXECUTIVE VICE PRESIDENT. If there be an executive vice president, he shall be the ranking vice president and shall be the chief operating officer of the corporation unless the board of directors shall designate another officer as chief operating officer. In the absence or disability of the president, the executive vice president shall perform all the duties, exercise the powers and assume all responsibilities of the president. He shall also generally assist the president and exercise any other powers and perform such other duties as are delegated to him by the president and as the board of directors shall prescribe.

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
    6.9 VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.10  SECRETARY.

        (a) The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.

        (b) He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.

        (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which may be facsimile.

        (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.11 ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.12  TREASURER.

        (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        (b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

        (c) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

    6.13 ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other -duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

    6.14 BONDING OF OFFICERS. If required by the board of directors, all or certain officers shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

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
                                  ARTICLE VII
                         CERTIFICATES AND STOCKHOLDERS

    7.1 CERTIFICATES. The corporation shall deliver certificates representing all shares to which stockholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any such officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on such certificate, shall cease to be such officer of the corporation before such certificate has been delivered by the corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he were still such officer at the date of issue.

    7.2  PAYMENT FOR SHARES.

        (1) KIND. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

        (2) VALUATION. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

        (3) EFFECT. When consideration, as fixed by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

        (4) ALLOCATION OF CONSIDERATION. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

    7.3 SUBSCRIPTIONS. Unless otherwise provided in the subscription agreement, subscription of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

    7.4 LIEN. For any indebtedness of a stockholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

    7.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

        (a) CLAIM. Makes proof in affidavit form that it has been lost or wrongfully taken or destroyed; and

        (b) TIMELY REQUEST. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

        (c) BOND. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

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
        (d) OTHER REQUIREMENT. Satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

    7.6 REGISTRATION OF TRANSFER. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

        (a) ENDORSEMENT. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

        (b) GUARANTY AND EFFECTIVENESS OF SIGNATURE. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

        (c) ADVERSE CLAIMS. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

        (d) COLLECTION OF TAXES. Any applicable law relating to the collection of taxes has been complied with; and

        (e) STOP TRANSFER ORDERS AND LEGENDS. The corporation has not issued a stop-transfer order or placed a legend on such certificate restricting transfer; or, if legended, the registered owner has complied with the conditions for transfer provided for in the legend.

    7.7 REGISTERED OWNER. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a stockholder.

                                  ARTICLE VIII
                           INDEMNIFICATION; INSURANCE

    8.1 PERSONS. The corporation shall indemnify, to the extent provided in Bylaws 8.1, 8.2 and 8.4:

        (a) Any person who is or was director, officer, agent or employee of the corporation, and

        (b) Any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

    8.2 EXTENT. Derivative Suits. In case of a suit by or in the right of the corporation named in Bylaw 8.1 by reason of his holding a position named in Bylaw 8.1, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.3 for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

    8.3 STANDARD--DERIVATIVE SUITS. In case of a suit by or in the right of the corporation, a person named in Bylaw 8.1 shall be indemnified only if:

        (a)  He is successful on the merits of otherwise; or

        (b) He acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only

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    to the extent that, the court in which the suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

    8.4 EXTENT--NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative)--other than a suit by or in the right of the corporation--together thereafter referred to as a nonderivative suit, against a person named in Bylaw 8.1 by reason of his holding a position named in Bylaw 8.1, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.5 for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:

        (a)  Expenses (including attorney's fees);

        (b)  Amount paid in settlement;

        (c)  Judgment; and

        (d)  Fines.

    8.5 STANDARD--NONDERIVATIVE SUITS. In case of non-derivative suit, a person named in Bylaw 8.1 shall be indemnified only if:

        (a)  He is successful on the merits or otherwise; or

        (b) He acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, he has no reason to believe his conduct was unlawful The termination of nonderivative suit by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this Bylaw 8.5(b).

    8.6 DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of Bylaws 8.3 or 8.5(b) (second sentence), the determination may be made by:

           (1) A majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or;

           (2)  Independent legal counsel in a written opinion; or

           (3)  The stockholders of the corporation.

    8.7 PRORATION. Anyone making a determination under Bylaw 8.6 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

    8.8 ADVANCE PAYMENT. The corporation may pay in advance any expenses (including attorney's fees) which may become subject to indemnification under Bylaws 8.1-8.8 if (a)The board of directors authorizes the specific payment; and
(b) The person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under Bylaws 8.1-8.8.

    8.9 NONEXCLUSIVE. The indemnification provided by Bylaws 8.1-8.8 shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    8.10 CONTINUATION. The indemnification and advance payment provided by Bylaws 8.1-8.8 shall continue as to a person who has ceased to hold a position named in Bylaw 8.1 and shall inure to his heirs, executors and administrators.

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    8.11  INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Bylaw 8.1, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Bylaws 8.1-8.8.

    8.12 REPORTS. Indemnification payments, advance payments and insurance payments made under Bylaws 8.1-.11 shall be reported in writing to the stockholders of the corporation with the next notice of annual meeting.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1  DIVIDENDS AND RESERVES.

        (a) DECLARATION AND PAYMENT. Subject to statute and the certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. Subject to Bylaw 3.3, the declaration and payment shall be at the discretion of the board of directors.

        (b) RECORD DATE. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

        (c) RESERVES. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

    9.2 BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account and shall keep minutes of the, proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

    9.3 ANNUAL STATEMENT. The board of directors shall mail to each stockholder of record, at least ten days before each annual meeting a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.

    9.4 CHECKS AND NOTES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

    9.5 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

    9.6 SEAL. The corporation seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

    9.7 RESIGNATION. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is

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specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    9.8 AMENDMENT OF BYLAWS. These Bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, in accordance with Bylaw 3.3, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

    9.9 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

    If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

        (a) The remainder of these Bylaws shall be considered valid and operative.

        (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

    9.10 TABLE OF CONTENTS; HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

    9.11  CERTAIN DEFINITIONS.

       CHANGE IN CONTROL TRANSACTION: any of the following:

        (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation, or any of its Subsidiaries or any Investor or Excluded Group (an "ACQUIRING PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

        (b) the individuals who at the beginning of any 12 consecutive month period following the Closing constituted a majority of the directors of the corporation (the "INCUMBENT MAJORITY") cease for any reason to constitute at least a majority of such directors; provided that (i) any individual becoming a director whose election, or nomination for election by the corporation's stockholders pursuant to the Stockholders Agreement, was approved by a vote of the stockholders having the right to designate such director pursuant to the Stockholders Agreement and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the corporation was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors; or

        (c) the approval by the stockholders of the corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of

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
    the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

        (d) the sale or other disposition of assets representing 50% or more of the assets of the corporation and its subsidiaries in one transaction or series of related transactions.

    EXCLUDED GROUP: a "group" (as such term is used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for the purpose of this definition only, any party to the Stockholder' Agreement.

    INVESTOR: Questor or Thayer or their respective Affiliates.

    MARKET VALUE: shall mean, as of any date: (i) if any equity securities are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if any equity securities are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; (iii) if any equity securities are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for any equity securities, the market value thereof as mutually agreed by the corporation and a majority in interest of the stockholders.

    STOCKHOLDERS AGREEMENT: the Stockholders Agreement, dated as of [ ], 1999, among the corporation, Questor Partners Fund II, L.P. ("FUND II"), Questor Side-by-Side Partners II, L.P. (the "SIDE-BY-SIDE FUND"), Questor Side-by-Side Partners II 3(c)(1), L.P. (the "3(c)(1) FUND" and together with Fund II and the Side-by-Side Fund, "QUESTOR"), and Thayer Equity Investors III, L.P. ("THAYER EQUITY") and TC Co-Investors, LLC ("TC CO-INVESTORS" and, together with Thayer Equity, "THAYER").

                        LIST OF DISCLOSURE SCHEDULES
                        ----------------------------
      (Schedules omitted in accordance with Item 601 of Regulation S-K)
      -----------------------------------------------------------------


4(b)    Capitalization; Series F Preferred

4(d)    No Conflicts

4(f)    Litigation

4(i)    Absence of Liabilities

4(j)    Taxes

4(k)    Title to Property and Assets

4(l)    Employee Benefit Plans and Related Matters: ERISA

4(n)    Material Contracts

4(p)    Absence of Certain Changes


The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.